                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest even reported) March 17, 1995
                                                --------------

                            KRUG International Corp.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 Ohio                                O-2901                31-0621189
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission           (IRS Employer
 of incorporation)                    File Number)          Identification No.)



              6 North Main Street Suite 500, Dayton, OH 45402-1900
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code (513) 224-9066
                                                   --------------

Item 5.  Other Events.

         On March 17, 1995, KRUG International Corp. (the "Corporation") entered into a five year financing agreement with Transamerica Business Credit Corporation. The Agreement provides the Corporation with a secured, revolving credit line of up to $10 million to be used for U.S. working capital needs.

Item 7.  Financial Statements and Exhibits.

         Attached hereto marked Exhibit A and hereby made a part hereof is the Loan and Security Agreement dated March 16, 1995 among KRUG International Corp., KRUG Life Sciences Inc., Technology/Scientific Services, Inc. and Transamerica Business Credit Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 KRUG International Corp.

Date: March 24, 1995                       By:   /s/ Thomas W. Kemp
                                                 -----------------------------
                                                 Thomas W. Kemp
                                                 Vice President - Finance

                                                                       Exhibit A



________________________________________________________________________________




                          LOAN AND SECURITY AGREEMENT


                           Dated as of March 16, 1995

                                    between


                    TRANSAMERICA BUSINESS CREDIT CORPORATION

                                     Lender


                                      and


                            KRUG INTERNATIONAL CORP.

                                    Borrower

                                      and

                          KRUG LIFE SCIENCES INC. AND
                      TECHNOLOGY/SCIENTIFIC SERVICES, INC.

                             Borrowing Subsidiaries


                                      RE:

                           $10,000,000 LOAN FACILITY



________________________________________________________________________________

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

SECTION                                                                PAGE
-------                                                                ----

INDEX OF EXHIBITS AND SCHEDULES . . . . . . . . . . . . . . . . . . . . iii

1.       GENERAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . .   1
         1.1 General Terms  . . . . . . . . . . . . . . . . . . . . . .   1
         1.2 Other Terms  . . . . . . . . . . . . . . . . . . . . . . .  10

2.       LOANS:  GENERAL TERMS  . . . . . . . . . . . . . . . . . . . .  11
         2.1 Line of Credit . . . . . . . . . . . . . . . . . . . . . .  11
         2.2 All Loans and Advances to Constitute One Loan  . . . . . .  11
         2.3 Interest on Revolving Loan Liabilities . . . . . . . . . .  11
         2.4 Term of Agreement  . . . . . . . . . . . . . . . . . . . .  12
         2.5 Voluntary Termination Fee  . . . . . . . . . . . . . . . .  12
         2.6 Collateral Management Fee  . . . . . . . . . . . . . . . .  12
         2.7 Closing Fee  . . . . . . . . . . . . . . . . . . . . . . .  12
         2.8 Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .  13

3.       LOANS:  DISBURSEMENTS  . . . . . . . . . . . . . . . . . . . .  14
         3.1 Revolving Loan . . . . . . . . . . . . . . . . . . . . . .  14
         3.2 Eligible Accounts - Billed and Eligible Accounts
             - Estimated  . . . .  .  . . . . . . . . . . . . . . . . .  15
         3.3 Letter of Credit Facility  . . . . . . . . . . . . . . . .  15
         3.4 Disbursements  . . . . . . . . . . . . . . . . . . . . . .  17

4.       LOANS:  PAYMENTS . . . . . . . . . . . . . . . . . . . . . . .  17
         4.1 Payments . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.2 Depository Account; Receipt and Application of Payment . .  18
         4.3 Collections; Lender's Right to Notify Account Debtors  . .  18
         4.4 Statement of Account . . . . . . . . . . . . . . . . . . .  19

5.       COLLATERAL:  GENERAL TERMS . . . . . . . . . . . . . . . . . .  19
         5.1 Security Interest  . . . . . . . . . . . . . . . . . . . .  19
         5.2 Special Collateral . . . . . . . . . . . . . . . . . . . .  20
         5.3 Further Assurances . . . . . . . . . . . . . . . . . . . .  20
         5.4 Verification of Accounts; Inspection; Audit  . . . . . . .  20
         5.5 Records and Schedules of Accounts  . . . . . . . . . . . .  20
         5.6 Notice Regarding Disputed Accounts . . . . . . . . . . . .  20
         5.7 Proceeds of Equipment  . . . . . . . . . . . . . . . . . .  21
         5.8 Proceeds of Real Property  . . . . . . . . . . . . . . . .  21

SECTION                                                                  PAGE
-------                                                                  ----

6.       WARRANTIES AND REPRESENTATIONS . . . . . . . . . . . . . . . . .  22
         6.1 General Warranties and Representations . . . . . . . . . . .  22
         6.2 Account Warranties and Representations . . . . . . . . . . .  25
         6.3 Warranty and Reaffirmation of Warranties and
             Representations; Survival of Warranties and
             Representations  . . . . . . . . . . . . . . . . . . . . . .  27

7.       COVENANTS AND CONTINUING AGREEMENTS  . . . . . . . . . . . . . .  27
         7.1 Affirmative Covenants  . . . . . . . . . . . . . . . . . . .  27
         7.2 Negative Covenants . . . . . . . . . . . . . . . . . . . . .  30
         7.3 Financial Covenants  . . . . . . . . . . . . . . . . . . . .  32
         7.4 Payment of Charges and Claims  . . . . . . . . . . . . . . .  35
         7.5 Insurance; Payment of Premiums . . . . . . . . . . . . . . .  36
         7.6 Survival of Obligations Upon Termination of Agreement. . . .  37

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT  . . . . . . .  37
         8.1 Events of Default  . . . . . . . . . . . . . . . . . . . . .  37
         8.2 Acceleration of the Liabilities  . . . . . . . . . . . . . .  40
         8.3 Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.4 Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.5 Default Rate of Interest . . . . . . . . . . . . . . . . . .  42
         8.6 Marshalling; Payments Set Aside  . . . . . . . . . . . . . .  43

9.       CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .  43
         9.1 Excess Revolving Loan Availability . . . . . . . . . . . . .  43
         9.2 Dividend . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.3 Execution and Delivery of Agreement  . . . . . . . . . . . .  43
         9.4 Documents and Other Agreements . . . . . . . . . . . . . . .  43
         9.5 Absence of Material Adverse Change . . . . . . . . . . . . .  45
         9.6 Conditions to the Initial Revolving Loan Advance . . . . . .  46
         9.7 Conditions to Each Revolving Loan Advance  . . . . . . . . .  46

10.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.1 Appointment of Lender as Borrower's and each Borrowing
              Subsidiary's Lawful Attorney  . . . . . . . . . . . . . . .  46
         10.2 Modification of Agreement; Sale of Interest . . . . . . . .  47
         10.3 Expenses (Including Attorneys' Fees)  . . . . . . . . . . .  47
         10.4 Waiver by Lender  . . . . . . . . . . . . . . . . . . . . .  48
         10.5 Severability  . . . . . . . . . . . . . . . . . . . . . . .  48
         10.6 Parties . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.7 Joint and Several Liability . . . . . . . . . . . . . . . .  49
         10.8 Conflict of Terms . . . . . . . . . . . . . . . . . . . . .  49

SECTION                                                              PAGE
-------                                                              ----
         10.9    Waivers by Borrower and Borrowing Subsidiaries . . .  49
         10.10   Authorized Signatures  . . . . . . . . . . . . . . .  49
         10.11   Remedies . . . . . . . . . . . . . . . . . . . . . .  49
         10.12   MUTUAL WAIVER OF JURY TRIAL  . . . . . . . . . . . .  49
         10.13   GOVERNING LAW  . . . . . . . . . . . . . . . . . . .  50
         10.14   Notice . . . . . . . . . . . . . . . . . . . . . . .  50
         10.15   Section Titles . . . . . . . . . . . . . . . . . . .  51


                        INDEX OF EXHIBITS AND SCHEDULES
                        -------------------------------

EXHIBITS
--------

Exhibit A -  Form of Borrowing Base Certificate
Exhibit B -  Form of Notice of Revolving Loan Advance
Exhibit C -  Form of Revolving Credit Note
Exhibit D -  Form of Opinion of Mulligan & Mulligan
Exhibit E -  Form of Officers' Solvency Certificate
Exhibit F -  Form of Officer's Support Letter
Exhibit G -  Form of Stock Pledge Agreement

SCHEDULES
---------

Schedule 1.1 -     Financial Statements
Schedule 6.1(B) -  Liens
Schedule 6.1(H) -  Offices and Other Locations
Schedule 6.1(O) -  Other Actions and Indebtedness
Schedule 6.1(S) -  Patents, Trademarks, Copyrights and Licenses
Schedule 6.1(T) -  Capital Stock
Schedule 6.1(U) -  Real Property

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of March 16, 1995, by and between TRANSAMERICA BUSINESS CREDIT CORPORATION ("Lender"), a Delaware corporation with an office located at 8750 West Bryn Mawr Avenue, Suite 720, Chicago, Illinois 60631, and KRUG INTERNATIONAL CORP. ("Borrower"), an Ohio corporation with its chief executive office at 6 North Main Street, Suite 500, Dayton, Ohio 45402, and Borrower's wholly-owned Subsidiaries, KRUG LIFE SCIENCES INC. ("Life Sciences"), an Ohio corporation with its chief executive office at 6 North Main Street, Suite 500, Dayton, Ohio 45402, and TECHNOLOGY/SCIENTIFIC SERVICES, INC. ("TSSI"), an Ohio corporation with its chief executive office at 6 North Main Street, Suite 500, Dayton, Ohio 45402 (Life Sciences and TSSI hereinafter referred to individually as a "Borrowing Subsidiary", and collectively as "Borrowing Subsidiaries").

                                R E C I T A L S
                                - - - - - - - -
         A. Borrower and Borrowing Subsidiaries desire, from time to time hereafter, to borrow from Lender, and Lender is willing, from time to time hereafter, to make loans to Borrower and Borrowing Subsidiaries, upon the terms and conditions set forth herein;

         B. ACCORDINGLY, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Lender to Borrower and Borrowing Subsidiaries, the parties hereto hereby agree as follows:

1.       GENERAL DEFINITIONS.
         -------------------

         1.1 GENERAL TERMS. When used herein, the following terms shall have the following meanings:

         ACCOUNT(S): account(s), chattel paper, instruments and documents, whether now owned or hereafter acquired by Borrower or a Borrowing Subsidiary.

         ACCOUNT DEBTOR: any Person who is or who may become obligated to Borrower or a Borrowing Subsidiary under, with respect to, or on account of an Account.

        AFFILIATE: any Preson which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least 5% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of Borrower or any Subsidiary, or which is controlled by or is under common control with Borrower, or any officers or directors of Borrower, or any Subsidiary. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

         BASE RATE: the greater of (i) the highest of the rates publicly announced from time to time by The First National Bank of Chicago, Bank of America, N.A., and Citibank N.A. (or such other "money center" banks as Lender, in its sole discretion, may select from time to time) as their respective corporate base, reference, prime or similar benchmark rate (whether or not such rate is actually charged by any such bank), and (ii) the latest published annualized rate for 90 day commercial paper (or the average of such rates if more than one is published) placed by dealers, as quoted either in the Federal Reserve Rate Report which customarily appears in the Friday issue of The Wall Street Journal (Midwest Edition) under "Money Rates" or in the event such report shall not so appear, in such other nationally recognized publication as Lender may, from time to time, specify to Borrower and Borrowing Subsidiaries.

         BORROWING BASE CERTIFICATE: a certificate in the form attached hereto as EXHIBIT A.

         BUSINESS DAY: any day that is not a Saturday, a Sunday, a day on which banks are required or permitted to be closed in the States of Illinois or Ohio, or a day on which the offices of Lender are closed.

         CASH EQUIVALENTS: any assets of Borrower or a Borrowing Subsidiary which are readily convertible into money, including deposits with any bank or financial institution (whether as demand deposits or time deposits, and whether or not evidenced by certificates of deposit), and readily marketable securities of any type.

         CERCLA: the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CHARGES:  see Section 6.1(G).

         CODE: the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

         COLLATERAL: all of the property and interests in property described in Sections 5.1 and 5.2 and all other property and interests in property which shall, from time to time, secure the Liabilities.

         COLONEL GLENN REAL PROPERTY: the real property commonly described as 3821 Colonel Glenn Highway, Dayton, Ohio.

         DEFAULT: any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         ELIGIBLE ACCOUNTS: the gross outstanding balance, less all finance charges, late fees and other fees which are unearned, of Accounts arising out of the lease or sale of goods or services by Borrower or a Borrowing Subsidiary in the ordinary course of its business as Lender, in its discretion, exercised in a commercially reasonable manner, shall deem eligible, less such reserves as Lender, in its discretion, exercised in a commercially reasonable manner, shall from time to time deem appropriate, provided that no Account shall be deemed eligible if:

                 (a) any warranty or representation contained in this Agreement or any of the Other Agreements applicable either to Accounts in general or to any such specific Account has been breached with respect to such Account;

                 (b) 50% or more of the outstanding Accounts from the Account Debtor which constituted Eligible Accounts at the time they arose have become, or been reasonably determined by Lender to be, ineligible;

                 (c) the Account Debtor has filed a petition for relief under the Bankruptcy Code (or similar action under any successor law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code (or similar action under any successor law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

                 (d)      it has remained unpaid for a period exceeding ninety
         (90) days from the date of the invoice issued with respect thereto;

                 (e) the sale represented by such Account is to an Account Debtor which is located in a country other than the United States, unless the sale is on letter of credit or acceptance terms acceptable to Lender;

                 (f) the Account Debtor is an Affiliate or employee of Borrower or any of its Subsidiaries;

                 (g) the Account Debtor is a supplier or creditor of Borrower or any of its Subsidiaries, in which event such Account will be deemed ineligible to the extent of the contra account;

                 (h) it is denominated in other than United States dollars or is payable outside the United States;

                 (i) the sale represented by such Account is on a bill-and-hold, undelivered sale, guaranteed sale, sale or return, consignment, or sale on approval basis;

                 (j) the sale represented by such Account is on terms longer than thirty (30) days;

                 (k) Lender reasonably believes that the collection of such Account is insecure or that such Account may not be paid;

                 (l) it is subject to any material claim or dispute by the Account Debtor;

                 (m) it is subject to any set-off by the Account Debtor, in which event such Account will be deemed ineligible to the extent of such set-off;

                 (n) it is subject to any Lien whatsoever, other than Liens in favor of Lender;

                 (o) Borrower, Life Sciences or TSSI, in order to be entitled to collect the Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account Debtor; or

                 (p) it is an account of the United States of America or an agency or department thereof, unless all of the conditions to an assignment of such account, as specified in the Assignment of Claims Act [41 U.S.C. Section 15, 31 U.S.C. Section 3727], have been satisfied.

         Lender may classify Accounts into any of the foregoing categories or such other categories as Lender, in its discretion, exercised in a commercially reasonable manner, deems appropriate in determining the eligibility of Accounts. Lender shall promptly notify Borrower of the classification and reclassification of Accounts and the establishment of reserves with respect to Accounts.

         ELIGIBLE ACCOUNTS - BILLED: Eligible Accounts which have been billed and which are evidenced by an invoice or other writing in form acceptable to Lender.

         ELIGIBLE ACCOUNTS - ESTIMATED: Eligible Accounts which have not yet been billed, but which will be billed within forty-five (45) days, as reasonably estimated by Borrower.

         ENVIRONMENTAL LAWS: all federal, state and local laws, statutes, ordinances, regulations and policies, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Real Property, including any facility, as defined in 42 U.S.C. Section 9601(9), relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.
Section 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C.
Section 740 ET. SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET SEQ.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f ET SEQ.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes such as, by way of example, the New Jersey Environmental Cleanup Responsibility Act (N.J. Stat. Ann. Section 13: K-6 ET SEQ.) ("ECRA").

         ENVIRONMENTAL LIABILITIES AND COSTS: all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), civil or criminal fines or penalties, sanctions, debarments, and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any governmental authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release or the presence of a hazardous substance or threatened Release of a hazardous substance.

         EQUIPMENT: all of Borrower's and each Borrowing Subsidiary's now owned or hereafter acquired fixtures and equipment, including, without limitation, furniture, vehicles and trade fixtures.

         ERISA: Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

         EXCESS REVOLVING LOAN AVAILABILITY:  see Section 9.1.

         FINANCIALS: those consolidated financial statements of Borrower and Borrower's U.S. Subsidiaries described on SCHEDULE 1.1 hereto, all of which financial statements have been certified as accurate and complete by the chief financial officer of Borrower and, if audited, certified by Deloitte & Touche LLP.

         FISCAL QUARTER: each of the three month periods that end on June 30, September 30, December 31 within each Fiscal Year.

         FISCAL YEAR: the twelve month period that ends on March 31. Subsequent changes of the fiscal year of Borrower and the Borrowing Subsidiaries shall not change the term "Fiscal Year," unless Lender shall consent in writing to such change.

         GAAP: generally accepted accounting principles in the United States of America as in effect from time to time.

         GENERAL INTANGIBLES: all intangible personal property of Borrower and each Borrowing Subsidiary of every kind and nature (other than accounts, chattel paper, instruments and documents) including, without limitation, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, tax refund claims, computer programs, and any guarantee claims, security interests or other security held by or granted to Borrower or a Borrowing Subsidiary to secure payment by an Account Debtor of any of the Accounts.

         GOVERNMENT CONTRACT: a contract between the United States of America or an agency or department thereof and Borrower or a Borrowing Subsidiary.

         HAZARDOUS SUBSTANCE:   the meanings assigned to such term in CERCLA
[42 U.S.C. Section 9601(14)] and, in addition, shall include petroleum as defined in RCRA [42 U.S.C. Section 6991(2)(B)] and pollutant or contaminant as defined in CERCLA [42 U.S.C. Section 9601(33)].

         INDEBTEDNESS: all liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, the Liabilities and all obligations to trade creditors, whether heretofore, now or hereafter owing, arising, due, or payable from Borrower or a Borrowing Subsidiary to any Person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by Borrower or a Borrowing Subsidiary, even though Borrower or such Borrowing Subsidiary has not assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by Borrower or a Borrowing Subsidiary, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iii) all unfunded pension fund obligations and liabilities; and (iv) deferred taxes.

         INVENTORY: any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by Borrower or a Borrowing Subsidiary which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process, supplies or materials used or consumed in Borrower's or a Borrowing Subsidiary's business, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower or a Borrowing Subsidiary.

         LEASES: all of those leasehold estates in real property now owned or hereafter acquired by Borrower or a Borrowing Subsidiary, as lessee.

         LETTER OF CREDIT OBLIGATIONS: all outstanding obligations incurred by Lender at the request of Borrower or a Borrowing Subsidiary, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Lender or another, of letters of credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Lender thereon or pursuant to such letter of credit or guarantee.

         LETTERS OF CREDIT: commercial or standby letters of credit issued at the request and for the account of Borrower or a Borrowing Subsidiary for which Lender has incurred Letter of Credit Obligations pursuant thereto.

         LIABILITIES: all of Borrower's and each Borrowing Subsidiary's liabilities, obligations and indebtedness to Lender of any and every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower or a Borrowing Subsidiary by Lender and future advances made to or for the benefit of Borrower or a Borrowing Subsidiary), whether arising under this Agreement, under any of the Other Agreements or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due, or payable from Borrower or a Borrowing Subsidiary to Lender and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligations of performance.

         LIEN: any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease intended as security or any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         MATERIAL ADVERSE EFFECT: material adverse effect on (i) the business, assets, operations or financial or other condition of Borrower and Borrowing Subsidiaries taken as a whole, (ii) Borrower's and Borrowing Subsidiaries' collective ability to pay the Liabilities in accordance with the terms thereof, and (iii) the Collateral or Lender's Liens on the Collateral or the priority of such Liens.

        MAXIMUM REVOLVING LOAN: at any particular time, an amount equal to Ten Million Dollars ($10,000,000).

         NONCOMPETITION PROCEEDS: the amount of One Hundred Fifty Thousand Dollars ($150,000) payable to Borrower pursuant to a certain Noncompetition Agreement As Revised entered into on March 2, 1990, among Borrower, KRUG Properties Inc. and Dempster Inc.

         OTHER AGREEMENTS: all Supplemental Documentation and all agreements, instruments and documents, including, without limitation, notes, guarantees, mortgages, deeds of trusts, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower or a Borrowing Subsidiary or delivered to Lender or any Person participating with Lender in the loans made hereunder, with respect to this Agreement or to Lender.

         PARTICIPANT(S): any Person, now or from time to time hereafter, participating with Lender in the loans made by Lender to Borrower and Borrowing Subsidiaries pursuant to this Agreement.

         PERMITTED ENCUMBRANCES: the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower or a Borrowing Subsidiary is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrower or a Borrowing Subsidiary; (v) workers', mechanics', suppliers', carriers', warehousemen's, landlords' or other similar liens arising in the ordinary course of business; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Borrower or a Borrowing Subsidiary is a party; (vii) any attachment or judgment Lien, unless the judgment it secures shall not, within ten (10) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged prior to the expiration of any such stay; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the present use, value or marketability of such real property, leases or leasehold estates; (ix) liens on fixtures granted to lessors pursuant to Leases; and (x) the Liens listed on SCHEDULE 6.1(B) hereto.

         PERSON: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency body or department thereof).

         REAL PROPERTY: all right, title and interest now or hereafter held by Borrower or a Borrowing Subsidiary (whether in fee, under leasehold or otherwise) to or in any real property.

         RELEASE:  the meanings assigned to such term in CERCLA [42 U.S.C.
Section 9601(22)].

         REVOLVING LOAN LIABILITIES: all of Borrower's and Borrowing Subsidiaries' liabilities, obligations and indebtedness to Lender of any and every kind and nature arising out of or related to the Revolving Loan (as such term is defined in Section 2.1), including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower or a Borrowing Subsidiary by Lender in connection with the Revolving Loan.

         SOLVENT:  when used with respect to any Person, that:

                 (a) the fair value and present fair salable value of such Person's assets is in excess of the total amount of such Person's stated liabilities including identified contingent liabilities;

                 (b) the present fair salable value of such Person's assets is in excess of the amount that will be required to pay such Person's probable liability on such Person's debts as they become absolute and mature;

                 (c) such Person does not have unreasonably small capital to carry on the business in which such Person is engaged and all businesses in which such Person is about to engage; and

                 (d) such Person has not incurred debts beyond such Person's ability to pay such debts as they mature.

         SPECIAL COLLATERAL:  see Section 5.2.

         STOCK: all shares, options, interests, participations or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         SUBORDINATED DEBT: that portion of the Indebtedness which is subordinated in a manner satisfactory in form and substance to Lender as to right and time of payment of principal and interest thereon to any and all of the Liabilities.

         SUBORDINATED LOAN: a loan or advance to Borrower or a Borrowing Subsidiary which is subordinated in a manner satisfactory in form and substance to Lender as to right and time of payment of principal and interest thereon to any and all of the Liabilities.

         SUBSIDIARY: any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower and/or one or more Subsidiaries.

         SUPPLEMENTAL DOCUMENTATION: agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral.

         TERM:  see Section 2.4.

         U.K SUBSIDIARY:  KRUG International (UK) Ltd.

         U.S. SUBSIDIARIES:  Life Sciences, TSSI and KRUG Properties, Inc.

         VOLUNTARY TERMINATION FEE:  see Section 2.5.

         1.2 OTHER TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by Borrower's independent certified public accountants, to the extent that such changes would modify the financial covenants contained in this Agreement or the interpretation or computation thereof, as contemplated at the time of the execution of this Agreement, such changes shall be followed only from and after such date as Borrower and Borrowing Subsidiaries and Lender shall have amended this Agreement to the extent necessary to reflect any such changes in such financial covenants. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2.       LOANS:  GENERAL TERMS.
         ---------------------

         2.1 LINE OF CREDIT. Subject to all of the terms and conditions hereof, Lender will make available for Borrower's and each Borrowing Subsidiary's use from time to time during the term of this Agreement, upon the request of Borrower therefor, a line of credit equal, in maximum aggregate amount, to Ten Million Dollars ($10,000,000). This line of credit shall consist of revolving loans ("Revolving Loan") against "Eligible Accounts - Billed" and "Eligible Accounts - Estimated" (as determined under Section 3.2) pursuant to Section 3.1 in a maximum aggregate principal amount not to exceed at any point in time the lesser of Ten Million Dollars ($10,000,000), or the "Borrowing Base" (as defined in Section 3.1). If Lender makes advances to Borrower or a Borrowing Subsidiary from such Revolving Loan, all advances shall be made based upon the ratios stated in Section 3.1, as then in effect, shall be repayable as provided in Section 4.1, and shall be used by Borrower and Borrowing Subsidiaries only for legal and proper corporate purposes which are consistent with all applicable laws and statutes.

         2.2 ALL LOANS AND ADVANCES TO CONSTITUTE ONE LOAN. Notwithstanding the limitations on the line of credit set forth in Section 2.1, all loans and advances by Lender to Borrower and Borrowing Subsidiaries under this Agreement and the Other Agreements shall constitute one loan and all indebtedness and obligations of Borrower and Borrowing Subsidiaries to Lender under this Agreement and all Other Agreements shall constitute one general obligation secured by the Liens in, to and on the Collateral heretofore, now, or at any time hereafter granted by Borrower or a Borrowing Subsidiary to Lender. Borrower and each Borrowing Subsidiary agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement and the Other Agreements.

         2.3 INTEREST ON REVOLVING LOAN LIABILITIES. Borrower and Borrowing Subsidiaries shall pay to Lender interest in arrears on the first day of each calendar month in an amount equal to the quotient of (i) the sum of the products of the unpaid principal amount of the Revolving Loan on each day during the preceding calendar month, multiplied by a rate equal to the Base Rate in effect on each such day plus one and one-half percent (1-1/2%), divided by (ii) 360; any change in the Base Rate resulting from a change in the applicable corporate rate or the commercial paper rate shall be effective as of the date of the relevant change. In no contingency or event whatsoever shall the interest rate charged with respect to the Revolving Loan Liabilities pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest applicable rate, Lender shall promptly refund such excess interest to Borrower and Borrowing Subsidiaries.

         2.4 TERM OF AGREEMENT. Subject to Lender's right to cease making loans and advances to Borrower and Borrowing Subsidiaries, as set forth in
Section 3.1 or otherwise, the provisions of this Agreement shall be in effect until five (5) years from the date of this Agreement (the "Term").

         2.5 VOLUNTARY TERMINATION FEE. If Borrower and Borrowing Subsidiaries desire to terminate this Agreement prior to the end of the Term, Borrower and Borrowing Subsidiaries will give Lender ninety (90) days prior written notice thereof, by registered or certified mail, and will pay to Lender, in addition to the then outstanding Liabilities, in cash or by federal wire transfer, as liquidated damages (for the loss by Lender of its opportunity to recover its loan origination expenses and its profits over the balance of the Term and not as a penalty), a voluntary termination fee ("Voluntary Termination Fee") in an amount equal to the "Fee Percentage" (as defined below) of the then outstanding Liabilities; provided, however, that Borrower and Borrowing Subsidiaries shall not be obligated to pay a Voluntary Termination Fee in the event that Borrower and Borrowing Subsidiaries have paid interest at the default rate pursuant to Section 8.5 hereof for a period of six (6) consecutive months or more. For any period within the Term hereof, the Fee Percentage shall equal the percentage set forth opposite each such period in the following schedule:

                Year                          Fee Percentage
                ----                          --------------
        First and Second                             3%
        Third and Fourth                             2%
            Fifth                                    1%

         2.6 COLLATERAL MANAGEMENT FEE. Borrower and Borrowing Subsidiaries shall pay to Lender on the first day of each calendar month for the preceding month a collateral management fee in an amount equal to the quotient of (i) the sum of the products of the unpaid principal amount of the Revolving Loan on each day during the preceding calendar month, multiplied by one-half percent (1/2%), divided by (ii) 360.

         2.7 CLOSING FEE. Borrower and Borrowing Subsidiaries agree to pay Lender solely as consideration for Lender agreeing to enter into this Agreement a closing fee in the amount of Fifty Thousand Dollars ($50,000). Said closing fee shall be paid by Borrower and Borrowing Subsidiaries to Lender by wire transfer or cash on the date hereof.

         2.8 INDEMNITY. Borrower and Borrowing Subsidiaries (individually and collectively, "Indemnitor"), jointly and severally, hereby indemnify Lender, and its directors, officers, employees, Affiliates and agents (collectively, "Indemnified Persons") against, and agree to hold each such Indemnified Person harmless from, any and all losses, claims, damages and liabilities, including claims brought by any stockholder or former stockholder of Indemnitor, and related expenses, including reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to any transactions, services or matters that are the subject of this Agreement; PROVIDED, HOWEVER, that such indemnity shall not apply to any such losses, claims, damages, or liabilities or related expenses determined by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnified Person. If any litigation or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against Indemnitor pursuant to this Section 2.8, such Indemnified Person shall promptly notify Indemnitor in writing of the commencement of such litigation or proceeding, but the omission so to notify Indemnitor shall not relieve Indemnitor from any other obligation or liability which it may have to any Indemnified Person otherwise than under this Section
2.8. Failure of the Indemnified Person to timely notify Indemnitor of the commencement of such litigation or proceeding shall not relieve Indemnitor of its obligations under this Section 2.8, except where such failure irrevocably prejudices Indemnitor's ability to defend such litigation or proceeding and to hold such Indemnified Person harmless therefrom. In case any such litigation or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify Indemnitor of the commencement of such litigation or proceeding, Indemnitor shall be entitled to participate in such litigation or proceeding and, after written notice from Indemnitor to such Indemnified Person, to assume the defense of such litigation or proceeding with counsel of its choice at its expense, provided that such counsel is satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of Indemnitor to assume the defense of such litigation or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and Indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by Indemnitor to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such litigation or proceeding include both an Indemnified Person and Indemnitor, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) Indemnitor shall not have employed counsel satisfactory to such Indemnified Person in the exercise of the Indemnified Person's reasonable judgment to represent such Indemnified Person within a reasonable time after notice of the institution of such litigation or proceeding; or (iv) Indemnitor shall authorize such Indemnified Person to employ separate counsel at the expense of Indemnitor, PROVIDED that

Indemnitor shall not be liable for the fees, costs and expenses of more than one separate counsel at the same time for all such Indemnified Persons in connection with the same action and any separate but substantially similar or related action in the same jurisdiction. Indemnitor shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.

         The agreements of Indemnitor in this Section 2.8 shall be in addition to any liability that Indemnitor may otherwise have. All amounts due under this Section 2.8 shall be payable as incurred upon written demand therefor.

3.       LOANS:  DISBURSEMENTS.
         ---------------------

         3.1 REVOLVING LOAN. (a) Provided that there does not then exist a Default or an Event of Default, upon the request of Borrower or a Borrowing Subsidiary therefor, Lender will advance funds under the Revolving Loan to Borrower or such Borrowing Subsidiary (a "Revolving Loan Advance"), repayable as provided in Section 4.1. Any such Revolving Loan Advance shall not exceed the lesser of (i) "Collateral Availability" or (ii) "Unused Revolving Loan Facility" (as such terms are hereinafter defined). The Collateral Availability at any particular time shall be equal to the positive difference, if any, between (x) the "Borrowing Base" (as hereinafter defined) and (y) the sum of the aggregate outstanding principal amount of Revolving Loan Advances and the aggregate outstanding Letter of Credit Obligations. The Unused Revolving Loan Facility at any particular time shall be equal to the positive difference, if any, between (i) the Maximum Revolving Loan and (ii) the sum of the aggregate outstanding principal balance of the Revolving Loan Advances and the aggregate outstanding Letter of Credit Obligations. The "Borrowing Base" shall mean, at any particular time, an amount equal to (a) eighty-five percent (85%), or such other percentage as Lender, in its sole discretion, exercised in a commercially reasonable manner, shall from time to time consider appropriate, of Eligible Accounts - Billed, plus (b) the lesser of (x) Four Million, Five Hundred Thousand Dollars ($4,500,000) or (y) seventy percent (70%), or such other percentage as Lender, in its sole discretion, exercised in a commercially reasonable manner, shall from time to time consider appropriate, of Eligible Accounts - Estimated, provided that Lender shall give Borrower thirty (30) days prior written notice of any change to such percentages. Subject to the provisions of Section 2.4 hereof, and until all amounts outstanding in respect of the Revolving Loan shall become due and payable at the end of the Term, Borrower and Borrowing Subsidiaries may from time to time borrow, repay and reborrow under this Section 3.1(a). Each Revolving Loan Advance shall be made on notice, given not later than 11:00 a.m. (Chicago time) on the Business Day of the proposed Revolving Loan Advance, by Borrower to Lender. Each such notice (a "Notice of Revolving Loan Advance") shall be in writing or by telephone to Lender, as directed by Lender from time to time, confirmed immediately in writing by Borrower, in substantially the form of EXHIBIT B hereto, specifying therein the requested date and amount of such Revolving Loan Advance. Lender shall, not later than 3:00 p.m. (Chicago time) on the date of the proposed Revolving Loan Advance, upon fulfillment of the applicable conditions set forth in Section 9 hereof, initiate a wire transfer to a bank designated by Borrower and reasonably acceptable to Lender, the amount of such Revolving Loan Advance.

         (b) The Revolving Loan shall be evidenced by a promissory note to be executed and delivered by Borrower and Borrowing Subsidiaries on the date hereof, the form of which is attached hereto and made a part hereof as EXHIBIT C (the "Revolving Credit Note"). The Revolving Credit Note shall be payable to the order of Lender and shall represent the obligation of Borrower and Borrowing Subsidiaries to pay the amount of the Revolving Loan Liabilities.
The date and amount of each Revolving Loan and payment of principal with respect thereto shall be recorded on the books and records of Lender, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded.

         (c) Lender may, in its sole discretion, exercised in a commercially reasonable manner, at any time or times hereafter, establish or remove reserves in determining the Collateral Availability and, in the event said reserves are established, said reserves shall become effective immediately for purposes of calculating the Collateral Availability. All Revolving Loan Advances shall be repayable as provided in Section 4.1 and shall be secured by the Collateral.

         3.2 ELIGIBLE ACCOUNTS - BILLED AND ELIGIBLE ACCOUNTS - ESTIMATED. Upon delivery to Lender of a "Schedule of Accounts" (as defined in Section 5.5), Lender shall make a determination, in the exercise of its sole discretion, exercised in a commercially reasonable manner, as to which Accounts listed thereon shall be deemed "Eligible Accounts - Billed" and "Eligible Accounts - Estimated", but no Account with respect to which the representations and warranties under Section 6.2 are untrue shall be deemed an Eligible Account
- Billed or an Eligible Account - Estimated. Such standards of eligibility as Lender may employ from time to time in making such determinations may be revised by Lender at any time in its sole discretion, exercised in a commercially reasonable manner.

         3.3 LETTER OF CREDIT FACILITY. (a) Lender agrees, subject to the terms and conditions hereinafter set forth, to incur, from time to time on written request of Borrower, Letter of Credit Obligations supporting obligations of Borrower and Borrowing Subsidiaries arising in the ordinary course of business; PROVIDED, HOWEVER, that the amount of all Letter of Credit Obligations incurred by Lender pursuant to this Section 3.3(a) at any one time outstanding (whether or not then due and payable) shall not exceed an amount equal to One Million Dollars ($1,000,000); and FURTHER PROVIDED, HOWEVER, that Lender shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having a term longer than one (1) year or an expiry date which is later than the end of the Term, and the form of the guarantee or reimbursement agreement with respect to any Letter of Credit Obligations and the issuing bank must be reasonably satisfactory to Lender. At the time of each request by Borrower that a Letter of Credit be issued, Lender, at its option, may require Borrower to execute and deliver to Lender an application for such Letter of Credit in the form customarily prescribed by Lender to issue Letters of Credit (the "Applications"). This Agreement supersedes any terms of the Applications which are irrevocably inconsistent with the terms hereof.

         (b) In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed to constitute a Revolving Loan Advance under Section 3.1(a) hereof.

         (c) In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding at the end of the Term or the earlier termination of this Agreement, Borrower will pay to Lender cash or Cash Equivalents in an amount equal to the outstanding Letter of Credit Obligations. Such funds or Cash Equivalents shall be held by Lender in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be in the name of Lender (as a cash collateral account), and shall be under the sole dominion and control of Lender and subject to the terms of this Section 3.3(c). Borrower hereby pledges, and grants to Lender a security interest in, all such funds or Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due.

         From time to time after funds are deposited in the Cash Collateral Account, Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lender with respect to such Letter of Credit Obligations.

         Neither Borrower nor any person or entity claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of any Letter of Credit Obligation in accordance with its terms and the payment of all amounts payable by Borrower to Lender in respect thereof, any funds remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations shall be returned to Borrower.

         Lender shall not have any obligation to invest the funds in the Cash Collateral Account or deposit such funds in an interest-bearing account, and interest and earnings thereon, if any, shall be the property of Lender. Interest and earnings on the Cash Equivalents in the Cash Collateral Account shall be the property of Borrower.

         (d) In the event that Lender shall incur any Letter of Credit Obligations pursuant hereto at the request or on behalf of Borrower hereunder, Borrower agrees to pay to Lender, as compensation to Lender for such Letter of Credit Obligations, (i) all fees and charges paid by Lender on account of such Letter of Credit Obligation to the issuer or like party and (ii) commencing with the month in which such Letter of Credit Obligation is incurred by Lender and monthly thereafter for each month during which such Letter of Credit Obligation shall remain outstanding, a fee in an amount equal to the quotient of (x) an amount equal to (A) the sum of the daily outstanding amount of such Letter of Credit Obligations on each day during the previous month multiplied by (B) a rate equal to two percent (2%), divided by (y) 360. Fees payable in respect of Letter of Credit Obligations shall be paid to Lender, in arrears, on the first day of each month.

         3.4 DISBURSEMENTS. Borrower and each Borrowing Subsidiary hereby authorizes and directs Lender to disburse for and on the behalf of Borrower, Borrowing Subsidiaries and Borrower's and Borrowing Subsidiaries' account, the proceeds of loans made by Lender to Borrower and Borrowing Subsidiaries, pursuant to this Agreement, to such Person as an officer or director of Borrower shall direct, whether in writing or orally.

4.       LOANS:  PAYMENTS.
         ----------------

         4.1 PAYMENTS. Except as otherwise provided in Section 4.2, all payments to Lender shall be payable at Lender's address set forth above or at such other place or places as Lender may designate from time to time in writing to Borrower and Borrowing Subsidiaries. That portion of the Liabilities consisting of:

                  (a) Interest payable pursuant to this Agreement shall be due on the first day of each month (for the preceding month), and shall be charged through the last day of each month; provided that, with respect to any payment of interest which becomes due hereunder, Borrower and Borrowing Subsidiaries authorize and direct Lender, at its option, to cause such interest to be paid on such due date by charging such payment as a Revolving Loan Advance against the line of credit established pursuant to Section 2.1 of this Agreement, provided that if the then existing Excess Revolving Loan Availability (as defined in Section 9.1 hereof) is insufficient to permit the payment of such interest, then Lender shall notify Borrower of the amount of interest so due and Borrower and Borrowing Subsidiaries shall pay such interest within five (5) days after such notice;

                (b) Costs, fees and expenses payable pursuant to this Agreement shall be payable as and when provided in this Agreement and, if not specified, on demand; provided that, with respect to payment of any cost, fee or expense which becomes due hereunder, Borrower and Borrowing Subsidiaries authorize and direct Lender, at its option, to cause such cost, fee or expense to be paid on such due date by charging such cost, fee or expense as a Revolving Loan Advance against the line of credit established pursuant to Section 2.1 of this Agreement;

                (c) Principal payable on account of loans or advances made by Lender to Borrower and Borrowing Subsidiaries pursuant to the Revolving Loan shall be due and payable to the extent and on the date of any collections received by Lender with respect to any proceeds of the Collateral and not applied to interest; and

                (d) The balance of the Liabilities, if any, shall be payable as and when provided in this Agreement or the Other Agreements and, if not specified, upon the termination of this Agreement or as and when declared due by Lender pursuant to Section 8.2 hereof.

         4.2 DEPOSITORY ACCOUNT; RECEIPT AND APPLICATION OF PAYMENT. With respect to all cash, checks, notes, drafts or other similar items of payment relating to or constituting the Collateral (or proceeds thereof), Borrower and each Borrowing Subsidiary shall, no later than the first Business Day following receipt thereof, (i) deposit or cause the same to be deposited, in kind, in a lock box or special depository account so established by and under the exclusive control of Lender, for application on account of the Liabilities as provided below, and (ii) forward to Lender, on a daily basis, copies of all such items and deposit slips related thereto, together with a collection report in form and substance satisfactory to Lender. Borrower and each Borrowing Subsidiary shall instruct all Account Debtors who remit by means of wire transfer of Federal funds to cause all payments to be wire transferred to the special depository account established by Lender. As soon as all of the Account Debtors who remit by means of wire transfer of Federal funds acknowledge the instructions to remit to the special depository account established by Lender, Borrower shall close all other depository accounts. All cash, wire transfers, notes, checks, drafts or similar items of payment by or for the account of Borrower and each Borrowing Subsidiary shall be the sole and exclusive property of Lender immediately upon the earlier of the receipt of such items by Lender or the receipt of such items by Borrower or such Borrowing Subsidiary; PROVIDED, HOWEVER, that (a) for the purpose of computing interest hereunder such items shall be applied by Lender on account of the Liabilities one (1) Business Day after deposit thereof to Lender's account at Lender's master depository bank in Chicago, Illinois, and (b) no such items received by Lender shall constitute payment to Lender unless such item is actually collected by Lender's depository bank and such collection is credited to Lender's account at Lender's master depository bank in Chicago, Illinois (currently The First National Bank of Chicago). Notwithstanding anything to the contrary herein, all such items of payment shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon actual receipt by Lender, unless the same are subsequently dishonored for any reason whatsoever. All payments made by or on behalf of and all credits due Borrower and Borrowing Subsidiaries may be applied and reapplied in whole or in part to any of the Liabilities to the extent and in the manner Lender deems advisable, provided that Lender will not charge Borrower and Borrowing Subsidiaries additional interest in the event of Lender's reapplication of payments made by or credits due Borrower and Borrowing Subsidiaries.

         4.3 COLLECTIONS; LENDER'S RIGHT TO NOTIFY ACCOUNT DEBTORS. Borrower and each Borrowing Subsidiary hereby authorizes Lender, now and at any time or times hereafter, without prior notice to Borrower and Borrowing Subsidiaries, to (i) notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and
(ii) direct such Account Debtors to make all payments due from them to Borrower or a Borrowing Subsidiary upon the Accounts directly to Lender or to a lock box designated by

Lender. Lender shall promptly furnish Borrower and Borrowing Subsidiaries with a copy of any such notice sent. Any such notice, in Lender's sole discretion, may be sent on the stationery of Borrower or a Borrowing Subsidiary, in which event Borrower or such Borrowing Subsidiary shall co-sign such notice with Lender.

         4.4 STATEMENT OF ACCOUNT. Lender shall provide Borrower with a statement of account relating to the Liabilities on a monthly basis. Each such statement of account shall be presumed correct and accurate and shall, except for Lender's right to reapply payments, constitute an account stated between Borrower and Borrowing Subsidiaries and Lender, unless thereafter waived in writing by Lender or unless, within thirty (30) days after Borrower's receipt thereof, Borrower delivers to Lender, by registered or certified mail, written objection thereto specifying the error or errors contained therein. In the event of such written objection, only those items expressly objected to shall be deemed to be disputed by Borrower and Borrowing Subsidiaries. Lender's determination, based upon the facts available, of any item objected to by Borrower in such written objection shall (absent manifest error) be final, binding and conclusive on Borrower and Borrowing Subsidiaries, unless Borrower shall commence a judicial proceeding to resolve such objection within thirty
(30) days following Lender's notifying Borrower of such determination.

5.       COLLATERAL:  GENERAL TERMS.
         --------------------------

         5.1 SECURITY INTEREST. To secure the prompt payment to Lender of the Liabilities, Borrower and each Borrowing Subsidiary hereby grants to Lender a continuing security interest in and to all of the following property and interests in property of Borrower and each Borrowing Subsidiary, whether now owned or existing, hereafter acquired or arising, or in which Borrower or a Borrowing Subsidiary now or hereafter has any rights, and wheresoever located:

                 (A) Accounts (excluding, however, the shares of capital stock of KRUG International (UK) Ltd.);

                 (B)      Equipment;

                 (C)      Inventory;

                 (D)      General Intangibles;

                 (E) All monies, residues and property of any kind now or at any time hereafter in the possession or under the control of Lender, a bailee of Lender, or any Participant;

                 (F) All accessions to, substitutions for, and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral; and

                 (G) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of Borrower and each Borrowing Subsidiary pertaining to any of the foregoing.

         5.2 SPECIAL COLLATERAL. Immediately upon Borrower's or a Borrowing Subsidiary's receipt of that portion of the Collateral which is or becomes evidenced by an agreement, instrument and/or document, including, without limitation, promissory notes, trade acceptances, documents of title and warehouse receipts (the "Special Collateral"), Borrower or such Borrowing Subsidiary shall deliver the original thereof to Lender, together with appropriate endorsements or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender.

         5.3 FURTHER ASSURANCES. At Lender's request, Borrower and each Borrowing Subsidiary shall execute and deliver to Lender, at any time hereafter, all Supplemental Documentation that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same. Borrower and each Borrowing Subsidiary agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         5.4 VERIFICATION OF ACCOUNTS; INSPECTION; AUDIT. Any of Lender's officers, employees or agents shall have the right, at any time hereafter, in the name of Lender or an agent of Lender or in the name of Borrower or a Borrowing Subsidiary, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise. Lender (by any of its officers, employees or agents) shall have the right, at any time during Borrower's or a Borrowing Subsidiary's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, and the right, at any time, to discuss Borrower's or a Borrowing Subsidiary's affairs and finances and the Collateral with any attorney, accountant, Account Debtor or creditor of Borrower or a Borrowing Subsidiary.

         5.5 RECORDS AND SCHEDULES OF ACCOUNTS. Borrower and each Borrowing Subsidiary shall keep accurate and complete records of its Accounts and shall furnish to Lender (i) weekly, in form and substance acceptable to Lender, a report detailing, by Account Debtor, certain information regarding the Accounts, as requested by Lender ("Schedule of Accounts"), and (ii) upon demand, copies of proofs of delivery and customer statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to the Accounts so scheduled, and such other matters and information relating to the status of the Accounts as Lender shall reasonably request.

         5.6 NOTICE REGARDING DISPUTED ACCOUNTS. In the event any amounts due and owing in excess of Fifty Thousand Dollars ($50,000) are in dispute between any Account Debtor and Borrower or a Borrowing Subsidiary, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts pursuant to Section 5.5, upon learning of such dispute, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

         5.7 PROCEEDS OF EQUIPMENT. Except as expressly set out herein, neither Borrower nor a Borrowing Subsidiary shall, without the prior written consent of Lender, sell, lease, grant a security interest in or otherwise dispose of or encumber the Equipment, or any part thereof. Upon any disposition of Equipment which requires the consent of Lender, Borrower or such Borrowing Subsidiary shall deliver all of the proceeds thereof to Lender to be applied to the repayment of the Liabilities. Borrower or a Borrowing Subsidiary may, without the prior written consent of Lender, sell any obsolete or redundant equipment, provided that the aggregate fair market value of any Equipment so sold does not exceed Fifty Thousand Dollars ($50,000) in any fiscal year. Upon any such permitted disposition of Equipment, Borrower or such Borrowing Subsidiary shall (i) deliver all of the cash proceeds thereof to Lender, which proceeds shall be applied to the repayment of Liabilities, or
(ii) use the proceeds of such sale, transfer or disposition to purchase replacement Equipment, and Borrower or such Borrowing Subsidiary shall promptly deliver to Lender written evidence of the use of such proceeds for such purchase. All such replacement Equipment purchased by Borrower or a Borrowing Subsidiary shall be free and clear of Liens, except for the Lien of Lender.

         5.8 PROCEEDS OF REAL PROPERTY. Except as otherwise set out herein, neither Borrower nor a Borrowing Subsidiary shall, without the prior written consent of Lender, sell, lease, grant a mortgage in or otherwise encumber the Real Property or any part thereof. Upon any disposition of Real Property which requires the consent of Lender, Borrower or such Borrowing Subsidiary shall deliver all of the proceeds thereof to Lender to be applied to the repayment of the Liabilities. Borrower may, without the prior written consent of Lender, mortgage the Colonel Glenn Real Property to secure a mortgage loan in the principal amount of not more than Two Million, Two Hundred Thousand Dollars ($2,200,000), repayable in monthly installments of principal based upon a twelve (12) year amortization schedule, but with a required balloon payment of the entire unpaid principal balance at the end of three (3) years. Borrower may, without the prior written consent of Lender, sell the Colonel Glenn Real Property, provided that the net cash proceeds (after deducting all expenses including commissions, taxes payable and an appropriate reserve for income taxes in connection therewith) therefrom are sufficient to pay the then balance, if any, on the mortgage loan on such property, or, if less, are not less than ninety percent (90%) of such balance AND, after giving effect to such sale, including payment of the mortgage loan balance and the establishment of an appropriate reserve for income taxes in connection with such sale, Excess Revolving Loan Availability would be not less than Five Hundred Thousand Dollars ($500,000). Any net cash proceeds from the sale of the Colonel Glenn Real Property in excess of the amount required to pay the then balance, if any, on the mortgage loan on such property shall be delivered to Lender to be applied to the repayment of the Liabilities.

6.       WARRANTIES AND REPRESENTATIONS.
         ------------------------------

         6.1 GENERAL WARRANTIES AND REPRESENTATIONS. Borrower and each Borrowing Subsidiary warrants and represents that:

                 (A) Borrower and each Borrowing Subsidiary is a corporation duly organized and existing and in good standing under the laws of the state of its incorporation and is qualified or licensed to do business in all other countries, states and provinces the laws of which require Borrower or such Borrowing Subsidiary to be so qualified or licensed, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect;

                 (B) Borrower or a Borrowing Subsidiary has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of Liens, except those of Lender and those, if any, described on SCHEDULE 6.1(B) hereto;

                 (C) Neither Borrower nor either Borrowing Subsidiary is a party to any contract or agreement or subject to any charge, corporate restriction, judgment, decree or order which could reasonably be expected to have a Material Adverse Effect, or is a party to any labor dispute, and there are no strikes or walkouts relating to any labor contract, and no such contract is scheduled to expire during the Term;

                 (D) Neither Borrower nor either Borrowing Subsidiary is in violation of any applicable statute, regulation or ordinance of any governmental entity, or of any agency thereof, which could reasonably be expected to have a Material Adverse Effect;

                 (E) Neither Borrower nor either Borrowing Subsidiary is in default with respect to any indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

                 (F) Neither Borrower nor either Borrowing Subsidiary has received any notice to the effect that it is not in full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations promulgated thereunder and, to the best of Borrower's and each Borrowing Subsidiary's knowledge there exists no event described in
         Section 4043(b)(3) thereof ("Reportable Event");

                 (G) Borrower and each Borrowing Subsidiary has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, to the extent due and payable, all taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Liabilities, its employees, payroll, income, and gross receipts, its ownership or use of any of its assets, and any other aspect of its business (collectively, the "Charges");

                 (H) The offices or locations where Borrower and each Borrowing Subsidiary keeps the Collateral and books and records, including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral, are at the locations set forth on SCHEDULE 6.1(H) hereto;

                 (I) The addresses specified on SCHEDULE 6.1(H) hereto include and designate Borrower's and each Borrowing Subsidiary's chief executive office, chief place of business and other offices and places of business and are Borrower's and Borrowing Subsidiaries' sole offices and places of business;

                 (J) Neither Borrower nor either Borrowing Subsidiary has, during the preceding five (5) years, been known as or used any other corporate or fictitious name;

                 (K) Borrower and each Borrowing Subsidiary has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Agreements, and its officers executing and delivering this Agreement and the Other Agreements are duly authorized and empowered to do so;

                 (L) The execution, delivery and performance by Borrower and each Borrowing Subsidiary of this Agreement and the Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in its Articles or Certificate of Incorporation or Regulations or contained in any agreement, instrument or document to which it is now a party or by which it is bound;

                 (M) Borrower and each Borrowing Subsidiary has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to continue to conduct its business as heretofore conducted, and to own or lease and operate the properties now owned or leased by it;

                 (N) After giving effect to the initial Revolving Loan Advance, the transactions contemplated by this Agreement and the Other Agreements, and the payment of all estimated legal, investment banking, accounting and other fees related hereto and thereto, Borrower and Borrower's U.S. Subsidiaries, on a consolidated basis, will be Solvent as of the date of the initial Revolving Loan Advance and at all times thereafter;

                 (O) The Financials have been prepared in accordance with generally accepted accounting principles and fairly present the assets, liabilities and financial condition and results of operations of Borrower and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and no event has occurred since the date of the Financials and is continuing which could reasonably be expected to have a Material Adverse Effect; there exists no equity or long term investments in, or outstanding advances to, any Person not reflected in the Financials; there are no actions or proceedings which are pending or, to the best of Borrower's and each Borrowing Subsidiary's knowledge, threatened, against Borrower or either Borrowing Subsidiary or any other Person which could reasonably be expected to have a Material Adverse Effect; except for trade payables arising in the ordinary course of its business since the dates reflected in the Financials and except as disclosed on SCHEDULE 6.1(O) hereto and in the Financials, neither Borrower nor either Borrowing Subsidiary has any actions or proceedings pending or has any Indebtedness or has guaranteed the obligations of any other Person;

                 (P) The execution and delivery of this Agreement and the Other Agreements by Borrower and each Borrowing Subsidiary does not directly or indirectly violate or result in a violation of Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, U, T and X of the Board of Governors of the Federal Reserve System, and neither Borrower nor either Borrowing Subsidiary owns or intends to purchase or carry any "margin security" as defined in said Regulations;

                 (Q) Neither Borrower nor either Borrowing Subsidiary is in default in the payment when due of any Indebtedness, and, since the date of the Financials, Borrower's and each Borrowing Subsidiary's accounts payable have been paid in accordance with historical practice;

                 (R) Borrower's and each Borrowing Subsidiary's use of the proceeds of any advances and re-advances made by Lender to Borrower and Borrowing Subsidiaries pursuant to this Agreement are, and will continue to be legal and proper corporate uses duly authorized by its Board of Directors and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof;

                 (S) Borrower and each Borrowing Subsidiary has sufficient personnel and possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks and trade names to continue to conduct its business as heretofore conducted by it, and all such licenses, patents, patent applications, copyrights, trademarks and trade names are listed on SCHEDULE 6.1(S) hereto;

                 (T) The authorized capital stock and the issued and outstanding capital stock of Borrower and each Borrowing Subsidiary is set forth on SCHEDULE 6.1(T) hereto, and except as set forth on
         SCHEDULE 6.1(T) hereto, there are no options, warrants or other rights to acquire from Borrower or either Borrowing Subsidiary or agreements, or other rights by Borrower or either Borrowing Subsidiary to issue or sell its capital stock, whether on conversion or exchange of convertible securities or otherwise; SCHEDULE

         6.1(T) lists all Persons who own of record or beneficially more than five percent (5%) of the issued and outstanding capital stock of Borrower and the number of shares owned by each such Person, and the owners of the issued and outstanding stock of each Borrowing Subsidiary and the number of shares owned by each;

                 (U) SCHEDULE 6.1(U) hereto lists all owned and leased Real Property, and, except as described in SCHEDULE 6.1(U), or except with the written consent of Lender, neither Borrower nor either Borrowing Subsidiary is a party to any contract or agreement for the sale, transfer, assignment or other disposition of the Real Property or any portion thereof or interest therein;

                 (V) The Liens granted to Lender pursuant to this Agreement will at the time of the initial Revolving Loan Advance be fully perfected first priority Liens in and to the Collateral, subject only to the Liens permitted by Section 7.2(N) hereof;

                 (W) No event has occurred since March 31, 1994, and is continuing which has had or could reasonably be expected to have a Material Adverse Effect;

                 (X) All premises and facilities owned, leased, used or operated by Borrower or either Borrowing Subsidiary or, to the knowledge of any executive officer of Borrower or either Borrowing Subsidiary after a reasonable investigation, any predecessor in interest, have been, and continue to be, owned, leased, used or operated in compliance in all material respects with all applicable Environmental Laws.

                 (Y) Except for Walter Middleton & Co., which is to be paid a financial advisory fee of Forty-Five Thousand Dollars ($45,000) by Borrower and Borrowing Subsidiaries, no broker or finder acting on behalf of Borrower or a Borrowing Subsidiary brought about the obtaining, making or closing of the loans pursuant to this Agreement and neither Borrower nor either Borrowing Subsidiary has any obligation to any other Person in respect of any finder's or brokerage fees in connection with the loans contemplated by this Agreement; and

                 (Z) No information contained in this Agreement, the Other Agreements, the Financials or any written statement furnished by or on behalf of Borrower or either Borrowing Subsidiary pursuant to the terms of this Agreement, which has previously been delivered to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading at the time and in light of the circumstances under which made.

         6.2 ACCOUNT WARRANTIES AND REPRESENTATIONS. With respect to its Accounts, Borrower and each Borrowing Subsidiary warrants and represents to Lender that Lender may rely, in determining which Accounts listed on any Schedule of Accounts are Eligible Accounts-Billed, on all statements or representations made by Borrower or a Borrowing Subsidiary on or with respect to any such Schedule and, unless otherwise indicated in writing by Borrower or a Borrowing Subsidiary, that:

                 (A) They are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are evidenced by executed original instruments, agreements, contracts, or documents, which will be delivered to Lender upon request therefor;

                 (B) They represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

                 (C) The face amounts shown on any Schedule of Accounts provided to Lender and all invoices and statements delivered to Lender with respect to any Account are actually and absolutely owing to Borrower or a Borrowing Subsidiary and are not contingent for any reason;

                 (D) To the best knowledge of Borrower's and Borrowing Subsidiaries' executive officers, there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and neither Borrower nor either Borrowing Subsidiary has made any agreement with any Account Debtor thereunder for any deduction therefrom, EXCEPT discounts or allowances allowed by Borrower or such Borrowing Subsidiary in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face amount of the invoices to which such discounts or allowances relate;

                 (E) To the best knowledge of Borrower's and Borrowing Subsidiaries' executive officers, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the invoice face amount shown on any Schedule of Accounts and on all contracts, invoices and statements delivered to Lender with respect thereto;

                 (F) To the best knowledge of Borrower's and Borrowing Subsidiaries' executive officers, all Account Debtors thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) are Solvent;

                 (G) They are not subject to any Liens, except those of Lender and those subordinated to Lender's Liens;

                 (H) No executive officer of Borrower or either Borrowing Subsidiary has knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and

                 (I) To the best knowledge of Borrower's and Borrowing Subsidiaries' executive officers, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which could reasonably be expected to have a Material Adverse Effect.

         6.3 WARRANTY AND REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS; SURVIVAL OF WARRANTIES AND REPRESENTATIONS. Each request for an advance made by Borrower or a Borrowing Subsidiary pursuant to this Agreement or the Other Agreements shall constitute (i) a warranty and representation by Borrower and each Borrowing Subsidiary to Lender that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time or the making of such advance, would constitute an Event of Default, except as otherwise notified by Borrower or a Borrowing Subsidiary and (ii) a reaffirmation as of the date of said request of the representations and warranties of Borrower and Borrowing Subsidiaries contained in paragraphs (A) through (J) of Section 6.1 and in Section 6.2 with respect to Collateral then existing. All representations and warranties of Borrower and Borrowing Subsidiaries contained in this Agreement and the Other Agreements shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

7.       COVENANTS AND CONTINUING AGREEMENTS.
         -----------------------------------

                 7.1 AFFIRMATIVE COVENANTS. Borrower and each Borrowing Subsidiary covenants that it shall:

                 (A) Deliver to Lender, on a weekly basis, a Borrowing Base Certificate, together with such supporting records and documents as Lender may reasonably request;

                 (B) Keep books of account and prepare financial statements and shall cause to be furnished to Lender the following (all of the foregoing and following to be kept and prepared in accordance with GAAP, except Borrower's investment in its Subsidiaries will be shown at cost in the unaudited consolidating schedules of Borrower and its Subsidiaries and no independent evaluation of intercompany payables or receivables will be made);

                      (i) as soon as available, but not later than ninety (90) days after the close of each Fiscal Year of Borrower hereafter, audited consolidated financial statements of Borrower and its Subsidiaries as at the end of such year certified by a firm of independent certified public accountants of recognized standing, reasonably acceptable to Lender and selected by Borrower (and which has acknowledged a letter of the type referred to in Section 9.4(I)), together with the unaudited consolidating schedules;

                     (ii)      concurrently with the delivery of the
                 financial statements described in subsection (i) above, (a) a statement in reasonable detail showing the calculations used in determining the financial covenants under Section 7.3 hereof, and (b) a report from such firm of independent certified public accountants to the effect that, in connection with their audit examination, nothing, with respect to accounting matters, has come to their attention to cause them to believe that a Default or Event of Default had occurred or, if anything has come to their attention to cause them to believe that a Default or Event of Default had occurred, a description of such Default or Event of Default;

                     (iii) as soon as available, but not later than fifteen (15) days after the end of each month hereafter, an aged receivable trial balance as of the end of such month;

                     (iv) as soon as available, but not later than twenty (20) days after the end of each month hereafter, an accounts payable aging as of the end of such month;

                     (v) as soon as available, but not later than thirty (30) days after the end of each January, February, April, May, July, August, October and November hereafter, and not later than forty-five (45) days after the end of each March, June, September and December hereafter, unaudited interim unconsolidated, consolidating and consolidated financial statements of Borrower and its Subsidiaries (including, as to the U.S. Subsidiaries, an accounts payable aging and an aged receivable trial balance reconciled to such financial statements) as at the end of the portion of Borrower's Fiscal Year then elapsed, together with (a) a statement in reasonable detail showing the calculations used in determining the financial covenants under Section 7.3 hereof, and (b) the certification of Borrower's principal financial officer that all such financial statements were prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and fairly present the financial position and results of operations of Borrower and its Subsidiaries for such period;

                     (vi) as soon as possible, but not later than the end of any Fiscal Year, a copy of Borrower's and each Borrowing Subsidiary's operating plan for the subsequent Fiscal Year, as approved by Borrower's or such Borrowing Subsidiary's Board of Directors, which shall include annual projected income statements and balance sheets for Borrower or such Borrowing Subsidiary on an unconsolidated, consolidating and consolidated basis, and a capital expenditure budget, all in reasonable detail; and, within forty-five (45) days following the end of each Fiscal Year, the annual projected income statements and balance sheets for Borrower or such Borrowing Subsidiary shall be supplemented by monthly projected income statements and balance sheets for Borrower's U.S. Subsidiaries;

                    (vii) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral and Borrower's and each Borrowing Subsidiary's financial condition or results of operations;

                 (C) Promptly upon, but in no event later than three (3) Business Days after, Borrower's or a Borrowing Subsidiary's learning thereof, inform Lender, in writing, of (i) any material delay in Borrower's or a Borrowing Subsidiary's performance of any of its obligations to any Account Debtor and of any assertion of any material claims, offsets or counterclaims by any Account Debtor and of any material allowances, credits or other monies granted by Borrower or a Borrowing Subsidiary to any Account Debtor; (ii) all material adverse information relating to the financial condition of any Account Debtor;
         (iii) any facts relating to any Account which would render untrue any representation or warranty made pursuant to Section 6.2 hereof with respect to such Account; (iv) any litigation affecting Borrower or a Borrowing Subsidiary, whether or not the claim is considered by Borrower or such Borrowing Subsidiary to be covered by insurance, and of the institution of any suit or administrative proceeding which litigation, suit or administrative proceeding could reasonably be expected to have a Material Adverse Effect;

                 (D) Provide Lender with copies of all leases or similar agreements between Borrower or a Borrowing Subsidiary and any other Person, whether Borrower or such Borrowing Subsidiary is lessor or lessee thereunder;

                 (E) Keep and maintain the Equipment in good operating condition and repair; make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved; promptly inform Lender of any additions to or deletions from the Equipment; and prevent any such Equipment from becoming a fixture to real estate or accession to other personal property;

                 (F) Not later than sixty (60) days after the close of any Fiscal Year, provide Lender with a written report setting out in such detail as Lender may reasonably require all dispositions and purchases by Borrower or a Borrowing Subsidiary of any Equipment or Real Property with a book value or fair market value of more than Fifty Thousand Dollars ($50,000), together with a summary of all other dispositions and purchases by Borrower or a Borrowing Subsidiary of Equipment and Real Property.

                 (G) If any of the Accounts, the face value of which exceeds One Thousand Dollars ($1,000), arises out of a contract with the United States of America, or any agency or department thereof, promptly notify Lender thereof in writing and execute any instruments and take any other action required or requested by Lender to perfect Lender's security interest in such Accounts under the provisions of the Assignment of Claims Act [41 U.S.C. Section 15, 31 U.S.C. Section 3727];

                 (H) Pay, and cause its Subsidiaries to pay, promptly when due, all of the Charges, and promptly discharge any liens, encumbrances or other claims against the Collateral;

                 (I) Maintain, and cause each U.S. Subsidiary to maintain, such insurance as may be required by law and such other insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated, and include Lender as an additional insured on all liability policies;

                 (J) Comply, and cause each U.S. Subsidiary to comply, strictly and in all respects with all applicable Environmental Laws, notify Lender, and cause each Subsidiary to notify Lender, promptly in the event of any Release of any Hazardous Substance reportable under
         Section 103 of CERCLA upon any premises owned or operated by Borrower or any Subsidiary, and promptly forward, and cause each Subsidiary to promptly forward, to Lender a copy of any order, notice, permit, application, or any other communication or report in connection with any such Release of any Hazardous Substance or any other matter relating to the Environmental Laws as they may affect such premises; and

                 (K) Supplement and amend, from time to time as may be necessary (in the event that such information is not otherwise delivered by Borrower or a Borrowing Subsidiary to Lender pursuant to this Agreement), as promptly as is reasonable under the circumstances after any executive officer of Borrower or a Borrowing Subsidiary has knowledge with respect thereto, and at least quarterly, each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided, however, that the furnishing of such supplemental disclosure shall not constitute a cure or waiver of any Event of Default resulting from the matters disclosed therein or otherwise then existing.

         7.2 NEGATIVE COVENANTS. Without Lender's prior written consent, which Lender may or may not in its sole discretion give, Borrower and each Borrowing Subsidiary covenants that it shall not:

                 (A)      Merge or consolidate with or acquire any Person;

                 (B) Make any investment other than in the ordinary course of its business;

                 (C) Declare or pay dividends upon any of its Stock or make any distributions of its property or assets; provided that Borrower may issue stock dividends upon its Stock and, with respect to fractional shares of its Stock, may declare and pay such stock dividend in cash not to exceed Twenty Thousand Dollars ($20,000) per year in the aggregate;

                 (D) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Stock, or make any material change in its capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities;

                 (E) Enter into, or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to it than would obtain in a comparable arm's length transaction with a Person not an Affiliate;

                 (F) Enter into any transaction which materially and adversely affects the Collateral or its ability to repay the Indebtedness or permit or agree to any material extension, compromise or settlement or make any material change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto;

                 (G) Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person except
         (i) its Affiliates' obligations to Lender and (ii) by endorsement of instruments or items of payment for deposit to its general account or for delivery to Lender on account of the Liabilities;

                 (H) Except as otherwise expressly permitted herein or in the Other Agreements, encumber, pledge, mortgage, grant a security interest in, assign, sell (except for the sale of services and property in the ordinary course of business), lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of its assets;

                 (I) Make any loans or advances of money to any Person (other than intracompany loans between Borrower and Borrowing Subsidiaries), including, without limitation, its employees or Affiliates (other than salary and routine travel or expense account advances made in the ordinary course of business) or permit the annual salary and all other direct and indirect remuneration to its officers to exceed the amounts recommended by the Executive Compensation Committee of Borrower's Board of Directors and approved by Borrower's Board of Directors;

                 (J) Make capital expenditures (including capitalized leases) during any Fiscal Year, which, in the aggregate for Borrower and Borrowing Subsidiaries, exceed One Hundred Fifty Thousand Dollars ($150,000); provided that any permitted amount not expended in one Fiscal Year may be expended in the immediately succeeding Fiscal Year;

                 (K) Permit the aggregate of all Accounts owing from U.K. Subsidiary at any time to exceed Two Hundred Thousand Dollars ($200,000) (other than in connection with transactions related to dividends from U.K. Subsidiary to Borrower), or permit the aggregate of all Accounts owing from KRUG Properties Inc. to exceed the sum of the amount of such Account as of March 31, 1995, plus the net expenses of Borrower's discontinued operations for the Fiscal Years commencing with the Fiscal Year ending March 31, 1996, but not to exceed Eight Hundred Thousand Dollars ($800,000) for the Fiscal Year ending March 31, 1996, and Six Hundred Thousand Dollars ($600,000) for each Fiscal Year thereafter.

                 (L) Remove its books and records and/or the Collateral from the locations set forth in SCHEDULE 6.1(H), or keep any of such books and records and/or the Collateral at any other office(s) or location(s) unless (i) Borrower gives Lender written notice thereof and of the new location of said books and records and/or the Collateral at least thirty (30) days prior thereto and (ii) the other office or location is within the continental United States of America;

                 (M) Create, incur, assume or have outstanding any Indebtedness, except (i) Indebtedness owing to Lender, (ii) Indebtedness incurred by it in the ordinary course of business, other than Indebtedness for borrowed money, (iii) Indebtedness disclosed in the Financials, (iv) Indebtedness existing on the date hereof and listed inSCHEDULE 6.1(O), or (v) Subordinated Debt; or

                 (N) Create or permit any Lien on any of its properties or assets except: (i) presently existing or hereinafter created Liens in favor of Lender; (b) Permitted Encumbrances; and (c) Liens permitted by Section 7.4 hereof.

         7.3     FINANCIAL COVENANTS.

                 (A) Borrower and U.S. Subsidiaries shall have, on a consolidated basis, at the end of each of the Fiscal Quarters within the Fiscal Years ending March 31, 1995, and March 31, 1996, commencing with the Fiscal Quarter ending March 31, 1995, a Fixed Charge Coverage Ratio equal to or greater than 0.8 to 1.0, and at the end of each Fiscal Quarter thereafter, a Fixed Charge Coverage Ratio equal to or greater than 1.0 to 1.0.

                 (B) Borrower and Borrowing Subsidiaries shall have, on a consolidated basis, at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 1995, an Interest Coverage Ratio equal to or greater than 1.25 to 1.0.

                 (C) Borrower and U.S. Subsidiaries shall have, on a consolidated basis, at the end of each Fiscal Quarter within each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 1995, Adjusted Net Worth equal to or greater than the amount set opposite such Fiscal Year in the following schedule:

                 Fiscal Year Ending                         Adjusted Net Worth
                 ------------------                         ------------------
                       3/31/95                                  $3,000,000
                       3/31/96                                  $3,250,000
                       3/31/97                                  $3,500,000
                       3/31/98                                  $3,750,000
                       3/31/99                                  $4,000,000
                       3/31/00                                  $4,250,000


                 (D) Borrowing Subsidiaries shall have, on a consolidated basis, at the end of each Fiscal Quarter, Average Accounts Receivable Days Outstanding of eighty (80) days or less.

                 (E) Borrowing Subsidiaries shall have, on a consolidated basis, at the end of each Fiscal Quarter, Average Accounts Payable Days Outstanding of fifty (50) days or less.

                 (F) Borrower and all of Borrower's Subsidiaries shall have, on a consolidated basis, at the end of each Fiscal Quarter within each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 1995, Net Worth equal to or greater than the amount set opposite such Fiscal Year in the following schedule:

                 Fiscal Year Ending                      Net Worth
                 ------------------                      ----------
                       3/31/95                           $12,500,000
                       3/31/96                           $13,500,000
                       3/31/97                           $14,500,000
                       3/31/98                           $15,500,000
                       3/31/99                           $16,500,000
                       3/31/00                           $17,500,000


                 (G) In the event that, at the end of any Fiscal Quarter, Borrower and U.S. Subsidiaries shall fail to have, on a consolidated basis, a Fixed Charge Coverage Ratio equal to or greater than the Fixed Charge Coverage Ratio specified for such Fiscal Quarter in
         Section 7.3(A) above, then, within forty-five (45) days thereafter, Borrower shall obtain an Acceptable Cash Infusion in an amount which, when added to the sum of (a) EBITDA of Borrower and the U.S. Subsidiaries for the twelve month period ending at the end of such Fiscal Quarter, plus (b) the amount of any Acceptable Cash Infusion pursuant to this Section 7.3(G) or Section 7.3(H) during the twelve month period ending at the end of such Fiscal Quarter, would result in a Fixed Charge Coverage Ratio equal to the Fixed Charge Coverage Ratio specified for such Fiscal Quarter in Section 7.3(A).

                 (H) In the event that, at the end of any Fiscal Quarter, Borrower and Borrowing Subsidiaries shall fail to have, on a consolidated basis, an Interest Coverage Ratio equal to or greater than the Interest Coverage Ratio specified for such Fiscal Quarter in
         Section 7.3(B) above, then, within forty-five (45) days thereafter, Borrower shall obtain an Acceptable Cash Infusion in an amount which, when added to the sum of (a) EBITDA of Borrowing Subsidiaries for the twelve month period ending at the end of such Fiscal Quarter, plus (b) the amount of any Acceptable Cash Infusion pursuant to this Section 7.3(H) or Section 7.3(G) during the twelve month period ending at the end of such Fiscal Quarter, would result in an Interest Coverage Ratio equal to the Interest Coverage Ratio specified for such Fiscal Quarter in Section 7.3(B).

                 (I) In the event that, at the end of any Fiscal Quarter, Borrower and U.S. Subsidiaries shall fail to have, on a consolidated basis, Adjusted Net Worth equal to or greater than the Adjusted Net Worth specified for such Fiscal Quarter in Section 7.3(C) above, then, within forty-five (45) days thereafter, Borrower shall obtain an Acceptable Cash Infusion in an amount which, when added to the Adjusted Net Worth at the end of such Fiscal Quarter, would result in an Adjusted Net Worth equal to the Adjusted Net Worth specified for such Fiscal Quarter in Section 7.3(C).

         For purposes of this Section 7.3, the following terms shall have the following meanings:

         ACCEPTABLE CASH INFUSION: the cash proceeds of (i) an additional Subordinated Loan by Borrower's U.K. Subsidiary or others, (ii) dividends paid to Borrower by Borrower's U.K. Subsidiary, or (iii) the sale of additional capital stock of Borrower.

         ADJUSTED NET WORTH: at any time for the determination thereof, the shareholders' equity of Borrower and the U.S. Subsidiaries, on a consolidated basis, as determined in accordance with GAAP, except that Borrower's investment in its U.K. Subsidiary shall be at cost, PLUSSubordinated Debt, PLUS intercompany payables, PLUS accruals for discontinued operations, MINUS intercompany receivables and MINUS treasury stock.

         AVERAGE ACCOUNTS PAYABLE DAYS OUTSTANDING: with respect to any Fiscal Quarter, the month end book value of Borrowing Subsidiaries' accounts payable (other than accounts payable with respect to capital expenditures), for each of the three months constituting such Fiscal Quarter, divided by the cost of goods sold (computed on a first in-first out basis) for such Fiscal Quarter, multiplied by thirty (30) days.

         AVERAGE ACCOUNTS RECEIVABLE DAYS OUTSTANDING: with respect to any Fiscal Quarter, the month end book value of Borrowing Subsidiaries' accounts receivable, for each of the three months constituting such Fiscal Quarter, divided by sales for such Fiscal Quarter, multiplied by thirty (30) days.

         EBITDA: for any period, net income (excluding the Noncompetition Proceeds), PLUS interest (excluding interest accrued, but not paid, on debt to the U.K. Subsidiary), taxes, depreciation, amortization, extraordinary items, accruals for discontinued operations and other non-cash items or expenses.

         FIXED CHARGE COVERAGE RATIO: the ratio of (x) EBITDA, MINUS capital expenditures to the extent permitted by this Agreement, to (y) Fixed Charges, all for the twelve month period ending at the end of such Fiscal Quarter.

         FIXED CHARGES: for any period, the sum of (a) interest expense for such period (excluding interest expense accrued, but not currently payable, on debt to the U.K. Subsidiary), (b) for any period ending on or before March 31, 1996, the greater of $183,336 or the scheduled principal payments on long-term debt for such period (excluding scheduled principal payments on long-term debt prior to March 31, 1995, and excluding the payment of the Noncompetition Proceeds), and for any period ending after March 31, 1996, the scheduled principal payments on long-term debt for such period, and (c) the capitalized amount of obligations under capital leases due and payable for such period, determined in accordance with GAAP, and (d) net cash payments related to discontinued operations during such period.

         INTEREST COVERAGE RATIO: the ratio of (x) EBITDA, MINUS capital expenditures permitted by this Agreement, to (y) interest paid in cash, all for the twelve month period ending at the end of such Fiscal Quarter.

         NET WORTH: at any time for the determination thereof, the shareholders' equity of Borrower and all of Borrower's Subsidiaries, on a consolidated basis, as determined in accordance with GAAP, plus accruals for discontinued operations, and minus treasury stock, with the assets and liabilities of Borrower's U.K. Subsidiary translated using the exchange rates in effect as of March 31, 1995.

         7.4 PAYMENT OF CHARGES AND CLAIMS. (a) If Borrower or a Borrowing Subsidiary, at any time or times hereafter, shall fail to pay the Charges when due or promptly obtain the discharge of such Charges or of any Lien against the Collateral, subject to the provisions of Section 7.4(b) below, Lender may, without waiving or releasing any obligation or liability of Borrower and Borrowing Subsidiaries hereunder or any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by Borrower and Borrowing Subsidiaries to Lender and shall be additional Liabilities hereunder secured by the Collateral.

         (b) Borrower or a Borrowing Subsidiary may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims, and provided that Borrower or such Borrowing Subsidiary gives Lender advance notice of its intention to contest the validity or amount of any such Charge or claim, Lender will forebear from making any payment or otherwise obtaining the discharge of such Charge or claim if at the time of the commencement of any such action or proceeding, and during the pendency thereof
(i) no Event of Default shall have occurred and be continuing, (ii) reserves with respect thereto are maintained on the books of Borrower or such Borrowing Subsidiary in an amount acceptable to Lender, (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iv) none of the Collateral will be subject to forfeiture or loss of any Lien in favor of Lender by reason of the institution or prosecution of such contest, (v) no Lien shall exist for such Charges or claims during such action or proceeding, (vi) Borrower or such Borrowing Subsidiary shall promptly pay or discharge such contested Charges and all additional charges, interests, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or such Borrowing Subsidiary, and (vii) Lender has not advised Borrower or such Borrowing Subsidiary in writing that Lender reasonably believes that non-payment or non-discharge thereof would have a Material Adverse Effect.

         7.5 INSURANCE; PAYMENT OF PREMIUMS. Borrower and each Borrowing Subsidiary shall, at its sole cost and expense, keep and maintain the Collateral (other than Accounts, cash and other items not generally insured) insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses and notify Lender promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to Lender. Borrower shall deliver to Lender a certificate of insurance and, upon request, the original (or certified copy) of each policy of insurance, and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender, as its interests may appear. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of Borrower or the insured Borrowing Subsidiary or any other person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Borrower and each Borrowing Subsidiary hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender, as its interests may appear. Borrower and each Borrowing Subsidiary irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower or such Borrowing Subsidiary on any check, draft, instrument or other items of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower or a Borrowing Subsidiary, at any time hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligations or default by Borrower and Borrowing Subsidiaries hereunder, may at any time thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable on demand by Borrower and Borrowing Subsidiaries to Lender and shall be additional Liabilities hereunder secured by the Collateral.

         7.6 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT. Except as otherwise expressly provided for in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower, Borrowing Subsidiaries or Lender relating to (i) any transaction or event occurring prior to such termination or cancellation, (ii) the Collateral, or (iii) any of the undertakings, agreements, covenants, warranties and representations of Borrower, Borrowing Subsidiaries or Lender contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.
         -------------------------------------------------

         8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                 (A) Borrower and Borrowing Subsidiaries fail to pay the Liabilities when due and payable;

                 (B) Lender notifies Borrower and Borrowing Subsidiaries that the outstanding balance of the Revolving Loan exceeds the limitation set forth under Section 3.1(a) and such condition is not corrected within one (1) Business Day after such notice;

                 (C) For more than two (2) successive Fiscal Quarters, Borrower and Borrowing Subsidiaries fail or neglect to perform, keep or observe the provisions of Sections 7.3(A), 7.3(B) or 7.3(C);

                 (D) Borrower and Borrowing Subsidiaries fail or neglect to perform, keep or observe any of the provisions of Sections 7.2, 7.3(D), 7.3(E), 7.3(F), 7.3(G), 7.3(H) or 7.3(I);

                 (E) Borrower or a Borrowing Subsidiary or any Affiliate or any guarantor of the Liabilities fails to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in this Agreement or in the Other Agreements, which is required to be performed, kept or observed by Borrower or such Borrowing Subsidiary or such Affiliate or such guarantor, and such failure is not cured to Lender's satisfaction within ten (10) days after Lender gives Borrower and Borrowing Subsidiaries written notice identifying such failure;

                 (F) A default shall occur under any agreement, document or instrument, other than this Agreement or the Other Agreements, to which Borrower or a Borrowing Subsidiary is a party, the consequences of which could have a Material Adverse Effect;

                 (G) Any statement, report, financial statement or certificate made or delivered by Borrower or a Borrowing Subsidiary, or any of its officers, employees or agents, to Lender is untrue, incomplete or incorrect in any material respect;

                 (H) There shall occur any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral;

                 (I) The Collateral or any other of Borrower's or a Borrowing Subsidiary's assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; an application is made by any Person, other than Borrower or a Borrowing Subsidiary, for the appointment of a receiver, trustee, or custodian for any of Borrower's or a Borrowing Subsidiary's assets and the same is not dismissed within thirty (30) days after the application therefor;

                 (J) An application is made by Borrower or a Borrowing Subsidiary for the appointment of a receiver, trustee or custodian for any of Borrower's or a Borrowing Subsidiary's assets; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation shall be filed by Borrower or a Borrowing Subsidiary; Borrower or a Borrowing Subsidiary makes an assignment for the benefit of its creditors or any case or proceeding is filed by Borrower or a Borrowing Subsidiary for its dissolution, liquidation, or termination;

                 (K) Borrower or a Borrowing Subsidiary ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against Borrower or a Borrowing Subsidiary or any case or proceeding is filed against Borrower or a Borrowing Subsidiary for its dissolution or liquidation, and such injunction, restraint or petition is not dismissed within thirty (30) days after the entry or filing thereof;

                 (L) A notice of lien, levy or assessment is filed of record with respect to all or any of Borrower's or a Borrowing Subsidiary's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes a lien or encumbrance upon any of Borrower's or a Borrowing Subsidiary's assets and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; provided that Borrower or such Borrowing Subsidiary shall have the right to contest in good faith and by appropriate proceedings any such lien, levy or assessment if Borrower or such Borrowing Subsidiary provides Lender with a bond or indemnity satisfactory to Lender assuring the payment of such lien, levy or assessment;

                 (M) Borrower or a Borrowing Subsidiary becomes insolvent or admits in writing its inability to pay its debts as they mature;

                 (N) Borrower or a Borrowing Subsidiary fails to (i) furnish Lender, within fifteen (15) days thereafter, with written notice upon the occurrence of any of the following events: (a) the happening of a Reportable Event with respect to any pension plan of Borrower or such Borrowing Subsidiary governed by ERISA, (b) the termination of any such plan, (c) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (d ) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan; or (ii) notify Lender promptly upon receipt by Borrower or a Borrowing Subsidiary of any notice of the institution of any proceeding or other action which may result in the termination of such plan;

                 (O) There exists any uncorrected violation by Borrower or a Borrowing Subsidiary of any Environmental Laws which requires, or may require, a response, as defined under CERCLA, [42 U.S.C. Section 4601(25)], corrective action as defined under RCRA and described in 58 Fed.Reg. 8658, or other remedial action by Borrower or such Borrowing Subsidiary under any Environmental Laws ("Response"), such uncorrected violation could reasonably be expected to have a Material Adverse Effect, and such Response is not completed within ninety (90) days from the date of written notice from Lender to Borrower or such Borrowing Subsidiary of the violation, or such longer period of time as is necessary to cure such violation as long as Borrower or such Borrowing Subsidiary is proceeding diligently to cure such violation and the delay could not reasonably be expected to have a Material Adverse Effect;

                 (P) A default shall occur under any other agreement, document or instrument to which Borrower or a Borrowing Subsidiary is a party and such default is not cured within any applicable grace period, waived in writing or being contested pursuant to the provisions of Section 7.4 hereof, and such default (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Liabilities) of Borrower or a Borrowing Subsidiary in excess of Fifty Thousand Dollars ($50,000) in the aggregate, or (ii) causes such Indebtedness or a portion thereof in excess of Fifty Thousand Dollars ($50,000) in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (iii) permits any holder of such Indebtedness or a trustee to cause such Indebtedness or a portion thereof in excess of Fifty Thousand Dollars ($50,000) in the aggregate to become due prior to its stated maturity or prior to the regularly scheduled dates of payment and such default is not cured or waived within thirty (30) days after the occurrence thereof;

                 (Q) A default shall be declared under any other agreement, document or instrument to which Borrower or a Borrowing Subsidiary is a party and such default is not cured within any applicable grace period, waived in writing or being contested pursuant to the provisions of Section 7.4 hereof, and such default involves the failure to make any payment when due in excess of Fifty Thousand Dollars ($50,000);

                 (R) A "Change of Control". A "Change of Control" shall be deemed to have occurred in the event that, after the date of this Agreement, either (A) any Person or any Persons (other than Maurice F.
         Krug) acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provision thereto, together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto) at least 50% of the aggregate voting power of all classes of capital stock of Borrower entitled to vote generally in the election of directors of Borrower; or (B) any Person or Group (other than Maurice F. Krug), together with any Affiliates thereof, shall succeed in having sufficient number of its or their nominees elected to the Board of Directors of Borrower such that such nominees, when added to any existing director remaining on the Board of Directors of Borrower after such election who is an Affiliate of such Group, shall constitute a majority of the Board of Directors of Borrower; or

                 (S) Any other event shall have occurred and be continuing which could reasonably be expected to have a Material Adverse Effect and Lender shall have given Borrower and Borrowing Subsidiaries at least ten (10) days' notice hereof.

         8.2 ACCELERATION OF THE LIABILITIES. Upon the occurrence and continuation of an Event of Default, all of the Liabilities may, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

         8.3 REMEDIES. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the following rights and remedies:

                 (A) The right to terminate the financing arrangements under this Agreement and the Other Agreements;

                 (B) In addition to any other rights and remedies contained in this Agreement and in all of the Other Agreements, all of the rights and remedies of a secured party under the Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law;

                 (C) The right to open Borrower's and Borrowing Subsidiaries' mail and collect any and all amounts due Borrower and a Borrowing Subsidiary from Account Debtors;

                 (D) The right to (i) enter upon the premises of Borrower and each Borrowing Subsidiary, without any obligation to pay rent to Borrower or such Borrowing Subsidiary, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower or such Borrowing Subsidiary notice and opportunity for a hearing on the validity of Lender's claim, or any other place or places where the Collateral is located and kept, and remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to effectively collect or liquidate the Collateral, or (ii) require Borrower and Borrowing Subsidiaries to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in its sole discretion;

                 (E) The right to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise;
         (iii) exercise all of Borrower's and each Borrowing Subsidiaries' rights and remedies with respect to the collection of the Accounts and Special Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and Special Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable;
         (vii) discharge and release the Accounts and Special Collateral;
         (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4.2; (ix) prepare, file and sign Borrower's or a Borrowing Subsidiary's name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign Borrower's or a Borrowing Subsidiary's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts and Special Collateral; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill Borrower's or a Borrowing Subsidiary's obligations under this Agreement; (xii) endorse the name of Borrower or a Borrowing Subsidiary upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory or Special Collateral; (xiii) use Borrower's or a Borrowing Subsidiary's stationery and sign the name of Borrower or a Borrowing Subsidiary to verifications of the Accounts and notices thereof to Account Debtors; and (xiv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory or Special Collateral to which Borrower or a Borrowing Subsidiary has access; and

                 (F) The right to (i) sell or to otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable; (ii) adjourn such sales from time to time with or without notice; (iii) conduct such sales on Borrower's or a Borrowing Subsidiary's premises or elsewhere and use Borrower's or a Borrowing Subsidiary's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's and each Borrowing Subsidiary's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's and each Borrowing Subsidiary's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. If any deficiency shall arise, Borrower and Borrowing Subsidiaries shall remain liable to Lender therefor.

         8.4 NOTICE. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral or any other intended action by Lender, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower and Borrowing Subsidiaries.

         8.5 DEFAULT RATE OF INTEREST. To compensate Lender for additional unreimbursed costs resulting from an occurrence of an Event of Default, including, without limitation, costs associated with the uncertainty of future funding and additional supervisory and administrative efforts, upon written notice by Lender after an Event of Default, the Revolving Loan Liabilities shall continue to bear interest, calculated daily on the basis of a 360-day year, at the per annum rate set forth in Section 2.3, plus additional post-default interest of two percent (2%) per annum during the continuance of such Event of Default.

         8.6 MARSHALLING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshall any assets in favor of Borrower and Borrowing Subsidiaries or any other party or against or in payment of any or all of the Liabilities. To the extent that Borrower and Borrowing Subsidiaries make a payment or payments to Lender or Lender enforces its security interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set-aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.       CONDITIONS PRECEDENT.
         --------------------

         This Agreement shall become effective upon the satisfaction of the following conditions precedent:

         9.1 EXCESS REVOLVING LOAN AVAILABILITY. Lender shall have determined, in its sole discretion, that immediately after Lender has made the loans and advances to Borrower and Borrowing Subsidiaries contemplated hereby,
(x) the sum of "Excess Revolving Loan Availability" (as hereinafter defined) plus Borrower's and Borrowing Subsidiaries' cash on hand, minus (y) Borrower's and Borrowing Subsidiaries' closing costs incurred in connection with this Agreement, as estimated by Lender, will not be less than Three Hundred Fifty Thousand Dollars ($350,000). Excess Revolving Loan Availability shall be the lesser of (a) Collateral Availability or (b) the Unused Revolving Loan Facility (as such terms are defined in Section 3.1 hereof).

         9.2 DIVIDEND. U.K. Subsidiary shall have paid a dividend to Borrower in the amount of One Million, Six Hundred Thousand Dollars ($1,600,000), and the proceeds of such dividend shall have been applied by Borrower to reduce its bank debt.

         9.3 EXECUTION AND DELIVERY OF AGREEMENT. This Agreement or counterparts thereof shall have been duly executed by, and delivered to, Borrower, Borrowing Subsidiaries and Lender.

         9.4 DOCUMENTS AND OTHER AGREEMENTS. Lender shall have received all of the following, each in form and substance satisfactory to Lender:

                 (A) The Revolving Credit Note of Borrower and Borrowing Subsidiaries payable to Lender as required by Section 3.1(b);

                 (B) A Certificate of the Secretary of Borrower and each Borrowing Subsidiary, together with true and correct copies of the Articles of Incorporation and Regulations of

         Borrower or such Borrowing Subsidiary, as in effect on the date of this Agreement, true and correct copies of the resolutions of the Board of Directors of Borrower or such Borrowing Subsidiary authorizing or ratifying the execution, delivery and performance of this Agreement and the Other Agreements to be executed by Borrower or such Borrowing Subsidiary, and the names of the officer or officers of Borrower or such Borrowing Subsidiary authorized to sign said documents, together with a sample of the true signature of each such officer;

                 (C) Certified copies of all documents evidencing any other necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement and the Other Agreements;

                 (D) The Opinion of Mulligan & Mulligan, addressed to Lender, in the form of Exhibit D attached hereto and made a part hereof;

                 (E) Articles of Incorporation of Borrower and each Borrowing Subsidiary, certified by the Secretary of State of the jurisdiction of incorporation of Borrower or such Borrowing Subsidiary;

                 (F) Good Standing Certificates for Borrower and each Borrowing Subsidiary from the Secretaries of State of each state in which Borrower and Borrowing Subsidiaries are authorized to do business;

                 (G) Code lien search reports of filings against Borrower and each Borrowing Subsidiary and tax lien and judgment searches relating to Borrower and each Borrowing Subsidiary for such jurisdictions as Lender deems appropriate;

                 (H) Code financing statements filed against Borrower and each Borrowing Subsidiary in respect to the locations listed in
         Schedule 6.1(H);

                 (I) Borrower's letter to Deloitte & Touche LLP with respect to Lender's reliance on the opinions and reports of Deloitte & Touche LLP described in Sections 7.1(B)(i) and (ii);

                 (J)      Depository Account Agreements;

                 (K) Certificate of Insurance, and evidence of payment of all premiums therefor, as required by Sections 7.1(I) and 7.5, together with a properly executed Lender's Loss Payable Clause;

                 (L) Officers' Solvency Certificate in the form of Exhibit E hereto from Borrower's chief executive officer and chief financial officer;

                 (M) Officer's Support Letters in the form of Exhibit F hereto from each of Maurice F. Krug and Thomas W. Kemp;

                 (N) Stock Pledge Agreement in the form of Exhibit G hereto executed by Borrower, together with the stock certificates to be delivered in connection therewith, accompanied by stock powers executed in blank (Assignment Separate from Certificate);

                 (O)      Assignments of the Government Contracts;

                 (P) Copies of the Notices of Assignment of the respective Government Contracts, as acknowledged by the respective contracting officers and disbursing officers;

                 (Q) Pay-Off Letters and releases and UCC Termination Statements with respect to existing liens and encumbrances affecting the Collateral; and

                 (R) Subordination Agreement by U.K. Subsidiary in favor of Lender, together with Certificate of Secretary and opinion of counsel of U.K. Subsidiary and Acknowledgement by Borrower;

                 (S) Intercreditor Agreement among Lender, the Banks named therein and CoreStates Bank, N.A., as Administrative Agent, as acknowledged by Borrower and Borrowing Subsidiaries;

                 (T) Copies of all material contracts of Borrower and Borrowing Subsidiaries, including Government Contracts, leases, debt documents, collateral documents and labor contracts, all of which shall be satisfactory to Lender; and

                 (U) Such additional materials as Lender may reasonably request.

         9.5 ABSENCE OF MATERIAL ADVERSE CHANGE. As of the date hereof, since March 31, 1994, there shall have been (i) no material adverse change in the business, financial or other condition of Borrower or either Borrowing Subsidiary or in the Collateral or in the prospects or projections of Borrower or either Borrowing Subsidiary, (ii) no material increase in the Indebtedness of Borrower or either Borrowing Subsidiary, whether or not disclosed or required to be reserved against on any pro forma balance sheet, and (iii) no material decrease in the assets of Borrower or either Borrowing Subsidiary nor any distribution by Borrower or a Borrowing Subsidiary either by dividends or otherwise, except such distributions as would be permitted by Section 7.2(C) hereof. As of the date hereof, no litigation against Borrower or either Borrowing Subsidiary shall have been commenced or threatened which, if successful, would be materially adverse to Borrower and Borrowing Subsidiaries or challenge any transaction contemplated by this Agreement, and the financing contemplated by this Agreement would not violate any agreement of Borrower or either Borrowing Subsidiary or any law, statute, court order, administrative rule or regulation by which Borrower or either Borrowing Subsidiary is bound. Borrower and each Borrowing Subsidiary shall have paid its Indebtedness in accordance with good business and historical practices.

         9.6 CONDITIONS TO THE INITIAL REVOLVING LOAN ADVANCE. It shall be a condition to the initial Revolving Loan Advance that the conditions contained in Sections 9.1, 9.2, 9.3, 9.4 and 9.5 shall have been fulfilled and that Borrower shall have delivered to Lender a Notice of Revolving Loan Advance and a Borrowing Base Certificate (as of the Business Day immediately preceding the day of the requested Revolving Loan Advance).

         9.7 CONDITIONS TO EACH REVOLVING LOAN ADVANCE. It shall be a further condition to the funding of the initial Revolving Loan Advance and each subsequent Revolving Loan Advance after the initial Revolving Loan Advance that the following statements shall be true on the date of each such funding or advance:

         (A) All of the representations and warranties of Borrower and Borrowing Subsidiaries contained herein shall be correct in all material respects on and as of the date of each such Revolving Loan Advance as though made on and as of such date, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and (ii) for changes therein permitted or contemplated by this Agreement. All of the representations and warranties of Borrower and Borrowing Subsidiaries contained in any of the Other Agreements shall be correct in all material respects as of the date delivered, except to the extent that any such representation or warranty expressly relates to an earlier date.

         (B) No event shall have occurred and be continuing, or would result from the funding of the Revolving Loan Advance, which constitutes or would constitute a Default or an Event of Default.

         (C) The aggregate unpaid principal amount of the Revolving Loan, after giving effect to such Revolving Loan Advance, shall not exceed the lesser of (i) Collateral Availability or (ii) the Unused Revolving Loan Facility (as such terms are defined in Section 3.1(a)).

         The acceptance by Borrower and Borrowing Subsidiaries of the proceeds of any Revolving Loan Advance shall be deemed to constitute, as of the date of such acceptance, (i) a representation and warranty by Borrower and Borrowing Subsidiaries that the conditions in this Section 9.7 have been satisfied, and
(ii) a confirmation by Borrower of the granting and continuance of Lender's Lien pursuant hereto.

10.      MISCELLANEOUS.
         -------------

         10.1 APPOINTMENT OF LENDER AS BORROWER'S AND EACH BORROWING SUBSIDIARY'S LAWFUL ATTORNEY. Borrower and each Borrowing Subsidiary irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as its true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower or either Borrowing Subsidiary:

                 (A) At such time or times hereafter as Lender or said agent, in its sole discretion, may determine, in Borrower's or such Borrowing Subsidiary's or Lender's name, endorse Borrower's or such Borrowing Subsidiary's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

                 (B) Sign the name of Borrower or such Borrowing Subsidiary on any of the Supplemental Documentation and deliver any of the Supplemental Documentation to such Persons as Lender, in its sole discretion, may elect.

         10.2 MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement and the Other Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrower, Borrowing Subsidiaries and Lender. Borrower and Borrowing Subsidiaries may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, their rights, title, interests, remedies, powers, and/or duties hereunder or thereunder. Borrower and each Borrowing Subsidiary hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, or the Other Agreements, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder.

         10.3 EXPENSES (INCLUDING ATTORNEYS' FEES). Borrower and Borrowing Subsidiaries shall reimburse Lender on demand for all its expenses (including, but not limited to, reasonable attorneys' fees) of, or incidental to:

                 (A) The preparation of this Agreement, all Other Agreements, any amendment of or modification of this Agreement or the Other Agreements;

                 (B) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower, a Borrowing Subsidiary or any other Person) in any way relating to the Collateral, this Agreement, the Other Agreements or Borrower's or a Borrowing Subsidiary's affairs;

                 (C) Any Default or Event of Default or advice or any action in connection with any Default or Event of Default, or any attempt to enforce any rights of Lender or any Participant against Borrower, a Borrowing Subsidiary or any other Person which may be obligated to Lender by virtue of this Agreement or the Other Agreements, including, without limitation, the Account Debtors;

                 (D) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; and/or

                 (E) Routine audits of Borrower and the Collateral, including auditor fees of Five Hundred Dollars ($500) per auditor per day plus expenses.

         Such expenses shall be additional Liabilities hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food.

         10.4 WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower or a Borrowing Subsidiary of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver by Lender of an Event of Default by Borrower or a Borrowing Subsidiary under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower or a Borrowing Subsidiary under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower and Borrowing Subsidiaries contained in this Agreement or the Other Agreements and no Event of Default by Borrower or a Borrowing Subsidiary under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower and Borrowing Subsidiaries specifying such suspension or waiver.

         10.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the ineffectiveness of such provision materially and adversely alters the benefits accruing to the respective parties hereunder.

         10.6 PARTIES. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and each Borrowing Subsidiary and Lender. This provision, however, shall not be deemed to modify Section 10.2 hereof.

         10.7 JOINT AND SEVERAL LIABILITY. Borrower and each Borrowing Subsidiary acknowledges and agrees that each of them shall be jointly and severally liable for the repayment in full of the Liabilities.

         10.8 CONFLICT OF TERMS. The Other Agreements and all Schedules and Exhibits hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

         10.9 WAIVERS BY BORROWER AND BORROWING SUBSIDIARIES. Except as otherwise provided for in this Agreement, Borrower and each Borrowing Subsidiary waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower or a Borrowing Subsidiary may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice of a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Borrower and each Borrowing Subsidiary acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

         10.10 AUTHORIZED SIGNATURES. Until Lender is notified by Borrower to the contrary in writing as provided by Section 10.14, the signature upon this Agreement or any of the Other Agreements of a person designated in Borrower's or a Borrowing Subsidiary's incumbency certificate of even date herewith shall bind Borrower or such Borrowing Subsidiary and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or such Borrowing Subsidiary's Board of Directors.

         10.11 REMEDIES. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including without limitation, the Other Agreements, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         10.12 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE

RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS.

         10.13 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE OTHER AGREEMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF
REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. LENDER AND BORROWER AND EACH BORROWING SUBSIDIARY AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF COOK, STATE OF ILLINOIS. SERVICE OF PROCESS ON BORROWER OR A BORROWING SUBSIDIARY OR LENDER IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 10.14 HEREOF. BORROWER AND EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS ITS AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF ILLINOIS.
BORROWER, EACH BORROWING SUBSIDIARY AND LENDER AGREE THAT NOTHING HEREIN SHALL PRECLUDE LENDER, BORROWER OR EITHER BORROWING SUBSIDIARY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

         10.14 NOTICE. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon Borrower, a Borrowing Subsidiary or Lender shall be in writing and, if by telecopy, shall be deemed to have been validly served, given or delivered when transmitted and confirmed by telecopy answerback, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery, if by overnight air courier, shall be deemed to have been validily served, given or delivered one (1) Business Day after delivery to the overnight air courier, and, if mailed, shall be deemed to have been validly served, given or delivered three (3) Business Days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

                 (A)      If to Lender, at

                                  Transamerica Business Credit Corporation
                                  8750 West Bryn Mawr Avenue, Suite 720
                                  Chicago, Illinois 60631
                                  Attention:       Mr. Keith J. Mason
                                                   Region Manager
                                  Telecopier No.: (312) 380-6169

                 (B)      If to Borrower or either Borrowing Subsidiary, at:

                                  KRUG International Corp.
                                  6 North Main Street
                                  Suite 500
                                  Dayton, Ohio 45402
                                  Attention:       Mr. Thomas W. Kemp
                                                   Vice-President - Finance
                                  Telecopier No.: (513) 224-3654

         10.15 SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


TRANSAMERICA BUSINESS CREDIT            KRUG INTERNATIONAL CORP.
CORPORATION

By: /s/ Matthew N. McAlpine             By: /s/ Thomas W. Kemp
   --------------------------------        ---------------------------------
   Name:  Matthew N. McAlpine              Name: Thomas W. Kemp
   Title: Senior Account Executive         Title: Vice-President - Finance






                                        KRUG LIFE SCIENCES INC.


                                        By: /s/ Thomas W. Kemp
                                           --------------------------------
                                           Name:  Thomas W. Kemp
                                           Title: Vice-President - Finance



                                        TECHNOLOGY/SCIENTIFIC
                                        SERVICES, INC.


                                        By: /s/ Thomas W. Kemp
                                           --------------------------------
                                           Name:  Thomas W. Kemp
                                           Title: Vice-President - Finance

                                   EXHIBIT A
                                   ---------

                           BORROWING BASE CERTIFICATE
                           --------------------------

This Borrowing Base Certificate is submitted as of _______________, 199__, under and pursuant to the Loan and Security Agreement dated as of March 16, 1995, by and between Transamerica Business Credit Corporation ("Lender"), and KRUG International Corp. ("Borrower" or "KRUG International"), Krug Life Sciences Inc. ("Life Sciences"), and Technology/Scientific Services, Inc. ("TSSI") (Life Sciences and TSSI sometimes hereinafter referred to individually as, "Borrowing Subsidiary," and collectively as, "Borrowing Subsidiaries"), is tendered for the purpose of inducing Lender to advance funds to Borrower and Borrowing Subsidiaries, and is certified to be true and correct in all particulars and, without limiting the generality of the foregoing, the Eligible Accounts-Billed and Eligible Accounts-Estimated set forth below represent "Eligible Accounts-Billed" and "Eligible Accounts-Estimated" pursuant to the terms of said Loan and Security Agreement.

                                  LOAN FORMULA

1.       Eligible Accounts - Billed
         (per attached Accounts
         Roll Forward Reports)
               - KRUG International               $_________
               - Life Sciences                    $_________
               - TSSI                             $_________
2.       Total Eligible Accounts-Billed           $_________
3.       85% of Eligible Accounts-Billed                           $__________
4.       Total Eligible Accounts-Estimated        $_________
5.       70% Eligible Accounts-Estimated                           $__________
         (maximum $4,500,000)
6.       Borrowing Base
         (line 3 plus line 5)                                      $__________
7.       Outstanding Revolving Loan                                $__________
8.       Reserves                                                  $__________
9.       Collateral Availability
         (line 6 less lines 7 and 8)                               $__________

10.      Maximum Revolving Loan                   $10,000,000
11.      Unused Revolving Loan Facility
         (line 10 less line 7)                                     $__________
12.      Excess Revolving Loan Availability
         (lesser of line 9 or line 11)                             $__________



                                          ------------------------------------
                                          (Signature)


                                          ------------------------------------
                                          (Print Name and Title)
Dated:
      -----------------------------

              [KRUG International Corp. OR Krug Life Sciences Inc.
                    OR Technology/Scientific Services, Inc.]

                          Accounts Roll Forward Report
                     Week Ending __________________________

         This Accounts Roll Forward Report is submitted under and pursuant to the Loan and Security Agreement, dated as of March 16, 1995, by and between Transamerica Business Credit Corporation ("Lender"), and KRUG International Corp. ("Borrower" or "KRUG International"), Krug Life Sciences Inc. ("Life Sciences"), and Technology/Scientific Services, Inc. ("TSSI") (Life Sciences and TSSI sometimes hereinafter referred to individually as, "Borrowing Subsidiary," and collectively as, "Borrowing Subsidiaries"), and is tendered for the purpose of inducing Lender to advance funds to Borrower and Borrowing Subsidiaries, and is certified to be true and correct in all particulars.

                                             Weekly            Monthly
                                             ------            -------
Prior Week's Aging
------------------
         Billings                         $____________        $___________
         Collections                      +____________        +___________
         Debit Memos                      -____________        -___________
         Credit Memos                                          +___________
         Other (Explain)                                       -___________
                                                               +/-___________
(A)      Current Week's Aging -
         Billed Accounts                  $____________        $___________

         Ineligible Accounts (Monthly)
         -----------------------------
         Accounts past 90 days                                 $____________
         Extended Terms of Payment                              ____________
         50% Rule                                               ____________
         Contra Accounts (Vendors)                              ____________
         Foreign Accounts                                       ____________
         Other                                                  ____________

(B)      Total Ineligible Accounts                             $____________

         ELIGIBLE ACCOUNTS - BILLED
         (line A less line B)                                  $___________




                                      Prepared by:

                                      ----------------------------------------
                                      (Signature)
Dated:
       --------------------------     ----------------------------------------
                                      (Print Name and Title)

                                   EXHIBIT B
                                   ---------

                        NOTICE OF REVOLVING LOAN ADVANCE
                        --------------------------------


Transamerica Business Credit Corporation
8750 West Bryn Mawr Avenue
Suite 720
Chicago, Illinois  60631
Facsimile No.: (312) 380-6169

Attention:  Thomas V. Fernandes


                                                    Date: ______________________

Gentlemen:

         The undersigned, KRUG International Corp., refers to the Loan and Security Agreement, dated as of March 16, 1995 (the "Loan Agreement", the terms defined therein being used herein as therein defined), by and between Transamerica Business Credit Corporation and KRUG International Corp., Krug Life Sciences Inc. and Technology/Scientific Services, Inc., and hereby gives you notice, irrevocably, pursuant to Section 3.1(a) of the Loan Agreement, that the undersigned hereby requests a Revolving Loan Advance under the Loan Agreement, and in that connection sets forth below the information relating to such Revolving Loan Advance as required by Section 3.1(a) of the Loan
Agreement:

              (i) The date of the requested Revolving Loan Advance shall be ______________, 19__.

             (ii) The aggregate amount of the requested Revolving Loan Advance is $___________.

         The undersigned hereby certifies that the statements contained in
Section 9.7 of the Loan Agreement are true on the date hereof, and will be true on the date of the making of the requested Revolving Loan Advance, before and after giving effect thereto and to the application of the proceeds therefrom.


                                      Very truly yours,

                                      KRUG INTERNATIONAL CORP.

                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                   EXHIBIT C
                                   ---------

                             REVOLVING CREDIT NOTE
                             ---------------------


$10,000,000                                           Chicago, Illinois
                                                      March 16, 1995


         FOR VALUE RECEIVED, the undersigned, KRUG International Corp., an Ohio corporation ("Borrower"), Krug Life Sciences Inc., an Ohio corporation ("Life Sciences"), and Technology/Scientific Services, Inc., an Ohio corporation ("TSSI") (Life Sciences and TSSI sometimes hereinafter referred to individually as, "Borrowing Subsidiary", and collectively as, "Borrowing Subsidiaries", jointly and severally, hereby PROMISE TO PAY to the order of TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender"), or its registered assigns, at 8750 West Bryn Mawr Avenue, Suite 720, Chicago, Illinois 60631, or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Ten Million Dollars ($10,000,000), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Loan (as defined in the Loan Agreement), together with interest on the unpaid principal amount of this Note outstanding from time to time.

         This Note is the Revolving Credit Note issued pursuant to Section 3.1 of that certain Loan and Security Agreement, dated as of March 16, 1995, by and between Lender and Borrower and Borrowing Subsidiaries (the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made. All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement.

         The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on March 15, 2000. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         Upon and after the occurrence of an Event of Default, this Note shall or may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, become or be declared immediately due and payable.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower and Borrowing Subsidiaries.

         This Note shall be interpreted, governed by, and construed in accordance with, the laws of the State of Illinois.


                                 KRUG INTERNATIONAL CORP., an Ohio corporation


                                 By:
                                    -------------------------------------------
                                     Thomas W. Kemp
                                     Vice-President - Finance


                                 KRUG LIFE SCIENCES INC., an Ohio corporation


                                 By:
                                    -------------------------------------------
                                     Thomas W. Kemp
                                     Vice-President - Finance


                                 TECHNOLOGY/SCIENTIFIC SERVICES, INC.,
                                 an Ohio corporation


                                 By:
                                    -------------------------------------------
                                     Thomas W. Kemp
                                     Vice-President - Finance

                                   EXHIBIT D
                                   ---------

                        [MULLIGAN & MULLIGAN LETTERHEAD]



                                 March 16, 1995


Transamerica Business Credit Corporation
8750 West Bryn Mawr Avenue
Suite 720
Chicago, Illinois 60631

Rudnick & Wolfe
203 North LaSalle Street
Suite 1800
Chicago, Illinois 60601

                 Re:      KRUG INTERNATIONAL CORP., ET AL.

Gentlemen:

         We have acted as counsel for KRUG International Corp., an Ohio corporation ("Borrower"), Krug Life Sciences Inc., an Ohio corporation ("Life Sciences") and Technology/Scientific Services, Inc., an Ohio corporation ("TSSI") (Life Sciences and TSSI sometimes hereinafter referred to individually as, "Borrowing Subsidiary", and collectively as, "Borrowing Subsidiaries"), in connection with the transactions contemplated by the Loan and Security Agreement, dated as of March 16, 1995 (the "Loan Agreement"), by and between Transamerica Business Credit Corporation ("Lender"), and Borrower and Borrowing Subsidiaries. Unless otherwise indicated, capitalized terms used herein without definition shall have the respective meanings set forth in the Loan Agreement.

         In so acting, we have participated in the preparation of, or have examined, the Loan Agreement and the Other Agreements. We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have relied, to the extent that we deem such reliance appropriate, upon certificates and other statements of officers of Borrower and Borrowing Subsidiaries and of public officials issued with respect to Borrower and Borrowing Subsidiaries.

         In rendering this opinion, we have assumed that (a) Lender is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated; (b) the execution, delivery and performance of the Loan Agreement and the Other Agreements by Lender has been duly

March 16, 1995
Page 2



authorized by all necessary action on its part; (c) the Loan Agreement and the Other Agreements have been duly executed by Lender and constitute legal, valid and binding obligations of Lender, enforceable against Lender in accordance with their terms; (d) each document submitted to us as an original is authentic, and each document submitted to us as a certified, conformed or photostatic copy conforms to the original document; (e) the laws of the State of Illinois provide that Ohio law will govern perfection and the effect of perfection or nonperfection of a security interest in the Ohio Collateral (as hereinafter defined); and (f) Borrower and the Borrowing Subsidiaries have good title to the Ohio Collateral. For purposes of this opinion, "Ohio Collateral" means such of the Collateral as is owned by Borrower or a Borrowing Subsidiary and consists of (i) documents, instruments, goods (other than goods covered by a certificate of title, mobile goods of a type normally used in more than one jurisdiction and minerals) and possessory security interests in chattel paper that are located in the State of Ohio at the time Lender's security interest is perfected, (ii) motor vehicles covered by a certificate of title issued under the laws of the State of Ohio, and (iii) accounts, general intangibles (other than uncertificated securities), mobile goods of a type normally used is more than one jurisdiction and nonpossessory interests in chattel paper.

         Based upon the foregoing, and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that:

         1. Borrower and each Borrowing Subsidiary is a corporation duly organized and existing and in good standing under the laws of the State of Ohio, has the corporate power to own its properties and to carry on its business as presently conducted by it, and is in good standing under the laws of all other countries, states and provinces the laws of which require it to be so qualified, other than such jurisdictions where the failure to be in good standing would not have a Material Adverse Effect.

         2. The authorized capital stock and the issued and outstanding capital stock of Borrower and each Borrowing Subsidiary consists of those shares of common stock described in Schedule 6.1(T) to the Loan Agreement. Such authorized shares were duly authorized and such issued and outstanding shares were validly issued, fully paid and non-assessable by the issuer and free of pre-emptive rights. To the best of our knowledge, there are no options, warrants or other rights to acquire from Borrower or either Borrowing Subsidiary or agreements, or other rights by Borrower or either Borrowing Subsidiary to issue or sell its capital stock, whether on conversion or exchange of convertible securities or otherwise, except as disclosed in
Schedule 6.1(T) to the Loan Agreement. To our knowledge, all Persons who own of record more than five percent (5%) of the issued and outstanding capital stock of Borrower and the

March 16, 1995
Page 3



number of shares owned by each such Person are set forth on Schedule 6.1(T) to the Loan Agreement. Based upon our review of the stock transfer records of each Borrowing Subsidiary, on the date hereof all of the capital stock of each Borrowing Subsidiary is owned of record by Borrower.

         3. Borrower and each Borrowing Subsidiary has the requisite corporate power and authority to execute, deliver and perform the obligations set forth in the Loan Agreement and the Other Agreements executed by it, each of which documents has been duly authorized by all necessary corporate action, and the execution and performance of which will not conflict with, or result in a breach of its Articles of Incorporation or Regulations or result in a material breach or other material violation of any of the terms, conditions or provisions of any applicable law or regulation or, to the best of our knowledge and belief, any order, writ, injunction or decree of any court or governmental authority, or any of the terms, conditions or provisions of any agreement or instrument known to us to which Borrower or a Borrowing Subsidiary is a party or by which Borrower or a Borrowing Subsidiary is bound.

         4. To the best of our knowledge and belief, there are no judgments outstanding against Borrower or either Borrowing Subsidiary nor is there now pending or threatened, any action, suit or proceeding before any court or any governmental or regulatory authority, by, against or involving Borrower or a Borrowing Subsidiary, except as disclosed in Schedule 6.1(O) to the Loan Agreement. To the best of our knowledge and belief, neither Borrower nor either Borrowing Subsidiary is in default with respect to any order, writ, injunction or decree of any court and neither Borrower nor either Borrowing Subsidiary is in default in any material respect under any applicable law, order, regulation or demand of any governmental agency or instrumentality, a default under which would have a Material Adverse Effect.

         5. To the best of our knowledge and belief, there is no default by Borrower or either Borrowing Subsidiary under any contract, lease agreement, instrument or commitment to which Borrower or a Borrowing Subsidiary is a party, which has, or could reasonably be expected to have, a Material Adverse Effect.

         6. The Loan Agreement and the Other Agreements have been duly executed and delivered by duly authorized officers of Borrower and each Borrowing Subsidiary and constitute the valid and binding obligations of Borrower and each Borrowing Subsidiary, enforceable in accordance with their respective terms, subject to the qualifications hereafter set forth.

March 16, 1995
Page 4



         7. No consent or approval of, or other action by, any United States federal or state regulatory authority or other person or entity, which has not been obtained or taken, is required for the execution, delivery or performance of the Loan Agreement or the Other Agreements executed by Borrower or Borrowing Subsidiaries.

         8. Assuming that Borrower and Borrowing Subsidiaries apply the proceeds of the Revolving Loan as provided in the Loan Agreement, the Revolving Loan will comply with the provisions of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

         9. Upon (a) the filing and/or recording of appropriate and/or required Uniform Commercial Code financing statements with the proper public authorities, (b) possession by Lender or its agent (upon appropriate notification) of certain of the Collateral by which perfection is obtained only by possession, and (c) notation of Lender's interest upon and recording of the appropriate and/or required certificates of title, the Loan Agreement will create a perfected, continuing (assuming appropriate continuation statements are filed) security interest in and lien against the Ohio Collateral, except as limited by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and except as follows:

                 (a) to the extent that the Ohio Collateral purports to include (i) any right represented by a judgment (other than a judgment taken on a right to payment which was part of the Ohio Collateral);
         (ii) any right of setoff; (iii) any claim arising out of a tort; or
         (iv) any interest in a deposit account (except as provided with respect to proceeds under Ohio Revised Code Section 1309.25), financing statements will be ineffective to perfect the security interest therein, as provided under Ohio Revised Code Section 1309.04;

                 (b) the security interest will cover proceeds of the Ohio Collateral only to the extent and in the circumstances described in Ohio Revised Code Section 1309.25;

                 (c) the security interest in proceeds of the Ohio Collateral may become unperfected in the instances and under the circumstances described in Ohio Revised Code Section 1309.25;

                 (d) to the extent that the Ohio Collateral includes property subject to a statute or treaty of the United States providing for a national or international certificate of title or which specifies a place of filing different from Ohio Revised Code Chapter 1309, the security interest in certain of the Ohio Collateral may be perfected only in compliance

March 16, 1995
Page 5



         with such statute or treaty, and we express no opinion to the extent that the security interest constitutes a security interest subject to any statute of the United States and, therefore, not subject to Ohio Revised Code Chapter 1309, as provided in Ohio Revised Code Section 1309.04; and

                 (e) we express no opinion as to the perfection of the security interest:

                          (i) as against a "buyer in ordinary course of business" (as such term is defined in Ohio Revised Code Chapter 1309) of any of the Ohio Collateral;

                          (ii) in any of the Ohio Collateral covered by a negotiable document of title;

                          (iii) as against the rights of an account debtor to assert defenses, claims, and set-offs, and other rights of account debtors, as provided in Ohio Revised Code Section 1309.37;

                          (iv) as against any right of set-off of any banking or similar institution or any other right of any such institution provided by law in any of the Ohio Collateral that may be or come into such institution's possession or be in transit to such institution; or

                          (v) as against the rights of a person holding a security interest in the Ohio Collateral to which Lender has consented or with respect to which Lender has disclaimed an interest in the Ohio Collateral or to the extent that the disposition of Ohio Collateral has been authorized by the Lender.

                 We call to your attention that the perfection of the security interest in the Ohio Collateral will be terminated if the following steps are not taken to maintain the security interest as continuously perfected:

                          (i) Continuation statements must be timely filled in the appropriate places for filing within 6 months before the expiration of each consecutive 5-year period following the date of the original filing of the financing statements; and such financing statements must be refiled upon the occurrence of events described in subparagraph (ii) below.

March 16, 1995
Page 6



                          (ii) The perfection of the security interest will be terminated (A) as to any Ohio Collateral acquired by Borrower or a Borrowing Subsidiary more than four months after Borrower or such Borrowing Subsidiary so changes its name, identity, or corporate structure as to make the financing statements filed in Ohio seriously misleading, unless new appropriate financing statements indicating the new name, identity, or corporate structure of Borrower or such Borrowing Subsidiary are properly filed before the expiration of such four months, and (B) as to accounts, general intangibles, and mobile goods of Borrower or any Borrowing Subsidiary with its place of business, if it has one, or its chief executive office, if it has more than one place of business, in the State of Ohio four months after Borrower or such Borrowing Subsidiary changes its major executive office to a new jurisdiction outside the State of Ohio (or, if earlier, by the time perfection under the Ohio Revised Code would have ceased) unless such security interest is perfected in such jurisdiction before such termination, and upon such termination the security interest will be deemed to have been unperfected as against a person who became a purchaser after the change.

                          (iii)   To the extent that any item of Ohio
                 Collateral is a substitute or replacement for another item of Ohio Collateral, the security interest may be ineffective unless the financing statements filed in Ohio are amended to adequately describe the substitute or replacement Ohio Collateral.

         10. An Ohio court applying the laws of the State of Ohio, including the laws on conflict of laws, should abide by the choice of Illinois law made in the Loan Agreement and should apply the laws of the State of Illinois rather than the laws of the State of Ohio, unless the Ohio court determines that (i) application of the laws of the State of Illinois in the particular instance would be contrary to the fundamental policy of a jurisdiction (including, without limitation, the State of Ohio) having a greater material interest in the issue than Illinois, and (ii) such other jurisdiction would be the jurisdiction of applicable law in the absence of a choice by the parties.

         We are members of the bar of the State of Ohio and we therefore express no opinion with respect to any matter (including, without limitation, conflict of laws and choice of law issues) which may be governed by the laws of any jurisdiction other than the State of Ohio and applicable laws of the United States of America.

March 16, 1995
Page 7



         Our opinion is qualified by reference to (a) the fact that certain remedial provisions in the Loan Agreement and the Other Agreements may be rendered invalid or unenforceable by applicable laws, which laws, however, do not in our opinion make the remedies provided in such documents inadequate for the realization of the benefits and security intended to be provided thereby and (b) the effect upon the enforceability of the Loan Agreement and the Other Agreements of bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium or similar laws affecting generally the enforcement of creditors' rights. Further, the use of the term "enforceable" does not imply any opinion as to the availability of any equitable remedy. Further, (a) no opinion is expressed with respect to the enforceability under Ohio law of any provisions of the Loan Agreement or the Other Documents that purport to require payment or reimbursement of attorneys' fees or litigation expenses of another party; and
(b) to the extent that the Loan Agreement or the Other Documents purport to constitute an assignment of or a grant of a security interest in certain policies of insurance or other rights that by their terms may not be assignable or may not permit the grant of a security interest therein, we express no opinion herein with respect to any such assignment or grant of a security interest.

         We have reviewed this opinion letter with our client, and have received our client's consent to deliver it to you. This opinion letter may be relied upon by you only in connection with the transactions contemplated by the Loan Agreement and the Other Documents and may not be used or relied upon by you or any other person for any other purpose whatsoever, without in each instance our prior written consent. Our opinion is limited to the conclusions specifically stated herein and no opinion may be inferred or implied beyond such specific conclusions. We disclaim any undertaking or obligation to advise you of any changes in the conclusions or other matters covered in this opinion letter that hereafter may come to our attention.

                                    Very truly yours,



                                    Mulligan & Mulligan

                                   EXHIBIT E
                                   ---------

                         OFFICERS' SOLVENCY CERTIFICATE
                         ------------------------------


         This Officers' Solvency Certificate is executed and delivered on March 16, 1995, pursuant to the Loan and Security Agreement, dated as of March 16, 1995 (the "Loan Agreement"), by and between Transamerica Business Credit Corporation ("Lender"), and KRUG International Corp., an Ohio corporation ("KRUG International"), Krug Life Sciences Inc., an Ohio corporation ("Life Sciences"), and Technology/Scientific Services, Inc., an Ohio corporation ("TSSI") (KRUG International, Life Sciences and TSSI collectively, the "Company"). All capitalized words and terms not defined herein which are defined in the Loan Agreement are herein used as defined therein.

         The undersigned hereby certify that they are, respectively, the Chief Executive Officer and the Chief Financial Officer of the Company, and that as such they are authorized to execute this Certificate on behalf of the Company, and further certify that:

         1. Attached hereto as Annex 1 is a true and complete copy of the latest projections of the income and cash flow of the Company, on a consolidated basis, for the fiscal years ending March 31, 1995 through 199 , inclusive, reflecting the transactions contemplated by the Loan Agreement. Such projections have been prepared on the basis of the assumptions set forth therein, which the Company believes are fair and reasonable in light of the historical financial performance of the Company and current and reasonably foreseeable business conditions.

         2. Attached hereto as Annex 2 is the pro forma balance sheet of the Company, on a consolidated basis, as at March 16, 1995, and such pro forma balance sheet represents fairly and accurately the Company's financial condition as at such date as if the transactions contemplated by the Loan Agreement had occurred on such date and contains all pro forma adjustments necessary in order to fairly reflect such assumptions.

         3. As of the date hereof, on a consolidated basis, after giving effect to the transactions contemplated by the Loan Agreement:

                 (a) the fair value and present fair salable value of the Company's assets is in excess of the total amount of the Company's stated liabilities including identified contingent liabilities;

                 (b) the present fair salable value of the Company's assets is in excess of the amount that will be required to pay the Company's probable liability on the Company's debts as they become absolute and mature;

                 (c) the Company does not have unreasonably small capital to carry on the business in which the Company is engaged and all businesses in which the Company is about to engage;

                 (d) the Company has not incurred debts beyond the Company's ability to pay such debts as they mature; and

                 (e) the Company is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code of 1978, as amended.

         4. This Certificate and all the terms used herein have been reviewed by and discussed with Mulligan & Mulligan, counsel for the Company. The undersigned are unaware of any facts or circumstances from such review and discussion which would affect or alter any of the statements herein.

         IN WITNESS WHEREOF, the undersigned have executed this Officers' Solvency Certificate this 16th day of March, 1995.



                                       ----------------------------------------
                                       Name:      Maurice F. Krug
                                       Title:     Chief Executive Officer



                                       ----------------------------------------
                                       Name:      Thomas W. Kemp
                                       Title:     Chief Financial Officer

                                   EXHIBIT F
                                   ---------

                            OFFICER'S SUPPORT LETTER
                            ------------------------


                              As of March 16, 1995



Transamerica Business Credit Corporation
8750 West Bryn Mawr Avenue
Suite 720
Chicago, Illinois  60631

         Re:     KRUG INTERNATIONAL CORP., ET. AL.

Ladies and Gentlemen:

         In order to induce Transamerica Business Credit Corporation, a corporation organized and existing under the laws of the State of Delaware ("Lender"), to enter into a Loan and Security Agreement with KRUG International Corp., an Ohio corporation ("Borrower"), Krug Life Sciences Inc., an Ohio corporation ("Life Sciences"), and Technology Scientific Services, Inc., an Ohio corporation ("TSSI") (Life Sciences and TSSI sometimes hereinafter referred to individually as, "Borrowing Subsidiary", and collectively as "Borrowing Subsidiaries"), which agreement is dated as of March 16, 1995 (the Loan and Security Agreement and any and all present and future modifications and supplements thereto being hereinafter referred to as the "Loan Agreement"), and to induce Lender to make loans and advances to Borrower and Borrowing Subsidiaries, and in consideration of any loans and advances or financial accommodations heretofore or hereafter made by Lender to or for the account of Borrower and Borrowing Subsidiaries, whether pursuant to said Loan Agreement or otherwise, and for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with Lender that: (i) in the event Lender shall come into possession of all or any substantial portion of the Accounts, Inventory or other Collateral (as such terms are defined in the Loan Agreement) by reason of a default of Borrower or either Borrowing Subsidiary under the terms of the Loan Agreement, the undersigned will, at Lender's option, exercised upon written notice, within thirty (30) days thereafter, to the undersigned, and for so long as any of the "Liabilities" (as defined in the Loan Agreement) shall remain outstanding, or for a period of six months from the date of such written notice, whichever is shorter, accept engagement as independent contractor for Lender for the sole purpose of liquidating and disposing of such Accounts, Inventory or other Collateral; (ii) during such employment, the undersigned shall devote all of his regular working hours and exert all of his efforts to collect or obtain sales of such Accounts, Inventory or other Collateral at the best

Transamerica Business Credit Corporation
March 16, 1995
Page 2



obtainable prices and terms; (iii) Lender shall have the right to discharge the undersigned from that engagement at any time, on two (2) business days' notice, for any cause or without cause; (iv) the undersigned's sole compensation and remuneration shall be (A) a weekly salary paid at the same weekly rate as the average salary (exclusive of any bonus or other incentive compensation) provided to the undersigned in the twelve months immediately preceding the commencement of such engagement, prorated for any partial weeks thereof, (B) all other fringe benefits provided to the undersigned in the twelve months immediately preceding the commencement of such engagement, prorated for any partial weeks thereof, (C) reasonable travel, lodging and related expenses in the event that the undersigned is required to travel fifty miles or more beyond the principal office of Borrower; and (v) the undersigned shall not have any authority to bind Lender, except such specific authority as Lender may grant in writing.

         Any of the foregoing to the contrary notwithstanding, (i) the undersigned shall have no liability or obligation to Lender with respect to the repayment of the Liabilities as a result of his execution and delivery of this Officer's Support Letter, and (ii) the undersigned shall not be required to accept such engagement as an independent contractor for Lender if the undersigned was not employed by Borrower or either Borrowing Subsidiary at any time within ninety (90) days of the date on which Lender requests the undersigned to accept such engagement.


                                        ---------------------------------------

                                   EXHIBIT G
                                   ---------

                             STOCK PLEDGE AGREEMENT
                             ----------------------


         STOCK PLEDGE AGREEMENT, dated as of March 16, 1995, between KRUG INTERNATIONAL CORP., an Ohio corporation ("Pledgor"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Pledgor is the record and beneficial owner of the shares of stock described in Schedule I hereto (the "Pledged Shares" of Pledgor) issued by the corporations named therein; and

         WHEREAS, Pledgor and its wholly-owned subsidiaries, Krug Life Sciences Inc. and Technology/Scientific Services, Inc. (collectively, "Borrowing Subsidiaries"), entered into a Loan and Security Agreement, dated as of March 16, 1995 (as at any time amended, modified or supplemented, the "Loan Agreement") with Lender, pursuant to which Lender has agreed, among other things, to make Revolving Loans (as defined in the Loan Agreement) to Pledgor and Borrowing Subsidiaries (collectively, the "Loans"), the proceeds of which are to be used for the purposes set forth in the Loan Agreement; and

         WHEREAS, in connection with the making of the Loans under the Loan Agreement and as security for all of the Liabilities of Pledgor under the Loan Agreement, Lenders are requiring that Pledgor shall have executed and delivered this Stock Pledge Agreement and granted the security interest contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lender to make the Loans under the Loan Agreement, it is agreed as follows:

         1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Stock Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                 "Agreement" shall mean this Stock Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                 "Bankruptcy Code" shall mean title 11, United States Code, as amended from time to time, and any successor statute thereto.

                 "Pledged Collateral" shall have the meaning assigned to such term in Section 2 hereof.

                 "Pledged Shares" shall have the meaning assigned to such term in the first "Whereas" clause hereof.

                 "Secured Obligations" shall have the meaning assigned to such term in Section 3 hereof.

         2. PLEDGE. Pledgor hereby pledges and grants to Lender a first priority security interest in all of the following (the "Pledged Collateral"), except as otherwise provided in Section 7(b):

                 a. the Pledged Shares of Pledgor and the certificates representing the Pledged Shares, and all dividends, cash instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares of Pledgor;

                 b. all additional shares of stock of any issuer of the Pledged Shares of Pledgor from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                 c. all shares of any Person who, after the date of this Agreement, becomes, as a result of any occurrence, a directly owned Subsidiary of Pledgor, other than KRUG International (UK) Ltd. (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

         3. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Liabilities of Pledgor, whether for principal, premium, interest, fees, costs and expenses, and all obligations of Pledgor now or hereafter existing under this Agreement and under the Loan Agreement (collectively, the "Secured Obligations").

         4. DELIVERY OF PLEDGED COLLATERAL. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Subject to Section 7 hereof, Lender shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of Lender, or any of its nominees, any or all of the Pledged Shares. In addition, also subject to Section 7 hereof, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

         5. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Lender that:

                 a. Pledgor is, and at the time of delivery of the Pledged Shares to Lender pursuant to Section 4 hereof, will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto except for the Lien created by this Agreement.

                 b. All of the Pledged Shares of Pledgor have been duly authorized, validly issued and are fully paid and non-assessable.

                 c. Pledgor has the right and requisite corporate authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Lender as provided herein.

                 d. None of the Pledged Shares of such Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

                 e.       The authorized Stock of the issuers listed on
         Schedule I hereto consists of the number of shares of common stock, with the number of shares issued and outstanding, that are described in Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to any Stock of such issuers.

                 f. No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or
         (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                 g. The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral pledged by Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations.

                 h. This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms.

                 i. The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of Stock of the respective issuers thereof.

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

         6. COVENANTS. Pledgor covenants and agrees that until the Loan Agreement is terminated and the Secured Obligations indefeasibly paid in full:

                 a. Without the prior written consent of Lender, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral pledged by Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien in any therein except as otherwise permitted by the Loan Agreement.

                 b. Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as Lender from time to time may request in order to ensure to Lender the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement.

                 c. Pledgor has and will defend the title to the Pledged Collateral and the Liens of Lender thereon against the claim of any Person and will maintain and preserve such Liens until the Loan Agreement is terminated and the Secured Obligations indefeasibly paid in full.

                 d. Pledgor will, upon obtaining any additional shares of either Borrowing Subsidiary or of any new directly owned Subsidiary, which shares are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Lender a Pledge Amendment, duly executed by Pledgor, in substantially the form of
         Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. Pledgor hereby authorizes Lender to attach each such Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Lender shall for all purposes hereunder be considered Pledged Collateral.

         7. PLEDGORS' RIGHTS. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof,

                 a. Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Loan Agreement, and any other agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Lender in respect of the Pledged Collateral or which would authorize or effect (except as and to the extent expressly permitted by the Loan Agreement) (i) the dissolution or liquidation, in whole or in part, of any of its directly owned Subsidiaries, (ii) the consolidation or merger of any of its directly owned Subsidiaries with any other Person, (iii) the sale, disposition or encumbrance of all or substantially all of the assets of any of its directly owned Subsidiaries, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of any of its directly owned Subsidiaries or the issuance of any additional shares of their Stock, or (v) the alteration of the voting rights with respect to the Stock of any of its directly owned Subsidiaries;

                 b.       (i)     Pledgor shall be entitled, from time to time,
         to collect and receive for its own use all cash dividends paid in respect of the Pledged Shares to the extent not in violation of the Loan Agreement, other than any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution, and (c) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such dividends shall remain subject to the Lien created by this Agreement; and

                          (ii) all dividends (other than such cash dividends as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares of Pledgor, whenever paid or made, shall be delivered to Lender to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary indorsement).

         8.      DEFAULTS AND REMEDIES.

                 a. Upon the occurrence of an Event of Default and during the continuation of such Event of Default (provided that such Event of Default is not waived by Lender) and following written notice to Pledgor, Lender (personally or through an agent) is hereby authorized and empowered, to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten
         (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Lender was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Lender as the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so; provided, however, Lender shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at Lender's place of business, or at any public building in the City of Chicago or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Lender may deem fair, and Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of such Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Lender reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Lender.

                 b. If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Lender, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, Lender may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to the Pledgor.

                 c. In the event of any sales hereunder Lender shall, after deducting all costs or expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing the Secured Obligations, returning the surplus, if any, to the Pledgor.

                 d. If, at any time when Lender shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act") Lender may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event Lender in its discretion (a) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act (or similar statute), (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view of the distribution thereof, and (iv) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

                 e. Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph (d), Lender may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law) in accordance with its rights hereunder. Pledgor, however, recognizes that Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Pledgor also acknowledges any such private sale (conducted in a commercially reasonable manner for private sales) may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor or issuer of the Pledged Collateral would agree to do so.

                 f. Pledgor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender of any one or more of such rights, powers, or remedies. No failure or delay on the part of Lender to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect.

                 g. Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

         9. APPLICATION OF PROCEEDS. Any cash held by Lender as Pledged Collateral and all cash proceeds received by Lender in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by Lender as follows:

                 a. First, to the payment of the costs and expenses of such sale, including reasonable compensation to the Lender and its agents and counsel, and all expenses, liabilities and advances made or incurred by Lender in connection therewith;

                 b.       Next, to the payment of the Secured Obligations; and

                 c. Finally, after payment in full of all Secured Obligations, to the payment to Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         10. WAIVER. No delay on Lender's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Lender with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Lender's rights as against Pledgor in any respect.

         11. ASSIGNMENT. Lender may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Loan Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         12. TERMINATION. Immediately following the payment of all Secured Obligations, Lender shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof, and any assignment required to be executed by Lender to effect such redelivery and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

         13. LIEN ABSOLUTE. All rights of Lender hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                 a. any lack of validity or enforceability of the Loan Agreement or any other agreement or instrument governing or evidencing any Secured Obligations;

                 b. any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any other agreement or instrument governing or evidencing any Secured Obligations;

                 c. any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                 d. any other circumstance which might otherwise constitute a defense available to, or a discharge of, a pledgor.

         14. RELEASE. Pledgor consents and agrees that Lender may at any time, or from time to time, in its discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Lender in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Lender may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon such Pledgor. No act or omission of any kind on Lender's part shall in any event affect or impair this Agreement.

         15. INDEMNIFICATION. Pledgor agrees to indemnify and hold Lender harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by Lender, in good faith, in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein (collectively "Indemnified Claims"), in the manner provided in Section 2.8 of the Loan Agreement. Whether or not the transactions contemplated by this Agreement shall be consummated, Pledgor agrees to pay to Lender all out-of-pocket costs and expenses incurred in connection with this Agreement and all reasonable fees, expenses and disbursements, including registration costs under the Act (or similar statute) and the reasonable fees of Lender's agents or representatives, incurred in connection with the execution and delivery of this Agreement and the performance by Lender of the provisions of this Agreement and of any transactions effected in connection with this Agreement. The obligations of Pledgor under this Section 15 shall survive the termination of this Agreement. The foregoing notwithstanding, the indemnity provided for herein shall not apply to any Indemnified Claim of Lender if a court of competent jurisdiction determines that such Indemnified Claim is the result of the gross negligence or willful misconduct of Lender.

         16. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned, and in any such case, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         17.     MISCELLANEOUS.

                 a. Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

                 b. Pledgor agrees to promptly reimburse Lender for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Lender in connection with the administration and enforcement of this Agreement.

                 c. Neither Lender nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

                 d. This Agreement shall be binding upon the Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, Lender and its successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of Illinois without giving effect to principles of choice of law, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of Lender and Pledgor.

         18. SEVERABILITY. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

         19. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in accordance with the provisions of Section 10.14 of the Loan Agreement, addressed as follows:

                 a.       If to Lender, at

                          Transamerica Business Credit Corporation
                          8750 West Bryn Mawr Avenue
                          Suite 720
                          Chicago, Illinois 60631
                          Attention:     Mr. Keith J. Mason
                                         Region Manager
                          Telecopy No.:  (312) 380-6169

                 b.       If to Pledgor, at its address specified in Schedule I

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, on the date on which telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         20. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed as of the date first written above.

                                       KRUG INTERNATIONAL CORP.

                                       By:
                                          ------------------------------------
                                           Thomas W. Kemp
                                           Vice-President - Finance
Accepted and Acknowledged by:

TRANSAMERICA BUSINESS CREDIT
CORPORATION

By:
   ----------------------------
    Matthew N. McAlpine
    Senior Account Executive

                                   SCHEDULE I
                         TO THE STOCK PLEDGE AGREEMENT

    Attached to and forming a part of that certain Stock Pledge Agreement dated as of March 16, 1995, by KRUG International Corp., the Pledgor, to Transamerica Business Credit Corporation.


             NAME AND ADDRESS                                                CLASS OF           STOCK            NUMBER OF
                OF PLEDGOR                          STOCK ISSUER               STOCK       CERTIFICATE #'S         SHARES
                ----------                          ------------               -----       ---------------         ------
  KRUG International Corp.                (a) Krug Life Sciences              Common              1                 750
  6 North Main Street                     Inc.
  Suite 500
  Dayton, Ohio 45402                      (b)Technology/Scientific            Common              1                 100
  Attn:  Mr. Thomas W. Kemp                  Services, Inc.
         Vice President - Finance
  Telecopy No.:  (513) 224-3654

                                  SCHEDULE II
                         TO THE STOCK PLEDGE AGREEMENT

                                PLEDGE AMENDMENT


    This Pledge Amendment, dated ________________, 19__ is delivered pursuant to Section 6(d) of the Stock Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to that certain Stock Pledge Agreement, dated as of March 16, 1995, by the undersigned, as Pledgor, to Transamerica Business Credit Corporation, and that the Pledged Shares listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Stock Pledge Agreement and shall secure all Secured Obligations referred to in said Stock Pledge Agreement.

                                      KRUG INTERNATIONAL CORP.


                                      By:
                                         --------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

        NAME AND ADDRESS                                    CLASS OF           STOCK            NUMBER OF
           OF PLEDGOR                 STOCK ISSUER            STOCK       CERTIFICATE #'S         SHARES
           ----------                 ------------            -----       ---------------         ------
  KRUG International Corp.
  6 North Main Street
  Suite 500
  Dayton, Ohio 45402
  Attn:  Mr. Thomas W. Kemp
         Vice President - Finance
  Telecopy No.:  (513) 224-3654